SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of

The Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

NUVELO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 15, 2005

Dear Stockholder:

Please join us for the 2005 Annual Meeting of Stockholders of Nuvelo, Inc. The meeting will be held on Tuesday, May 24, 2005, at 11:00 a.m. Pacific time at our corporate offices located at 675 Almanor Ave., Sunnyvale, CA 94085.

At this year’s meeting, you will have the opportunity to elect two directors, approve an amendment of the Company’s employee stock purchase plan, approve the appointment of our independent registered public accounting firm, and transact any other business properly presented at the meeting, as more fully described in the accompanying Proxy Statement. If you own shares of common stock at the close of business on March 31, 2005, you will be entitled to vote at the annual meeting. In addition, you will have the opportunity to hear what we have accomplished in our business in the past year and to ask questions. Additional information about the items of business to be discussed at our annual meeting is given in the enclosed Proxy Statement. You will find other detailed information about Nuvelo and our operations in the enclosed package which includes Nuvelo’s 2004 Annual Report in summary form with my letter to the stockholders, and the Annual Report on Form 10-K for 2004, which contains Nuvelo’s audited consolidated financial statements.

We hope you can join us on May 24, 2005. If you are planning to attend, please send an e-mail to ir@nuvelo.com so that we may include you on the attendance list. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card and return it to us in the enclosed envelope. Your vote is important, so please return your proxy card promptly.

Sincerely,

Ted W. Love, M.D.

President, Chief Executive Officer and Director

675 Almanor Avenue, Sunnyvale, CA 94085	tel: 408/215-4000	fax: 408/215-4001	www.nuvelo.com

NUVELO, INC.

675 Almanor Avenue

Sunnyvale, CA 94085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 24, 2005

To the Stockholders of Nuvelo, Inc.:

NOTICE IS HEREBY GIVEN, that the annual meeting of stockholders of Nuvelo, Inc., a Delaware corporation (“Nuvelo” or the “Company”), will be held on May 24, 2005, at 11:00 a.m. Pacific time, at the corporate offices of Nuvelo, Inc., 675 Almanor Avenue, Sunnyvale, California, for the following purposes:

1	to elect two directors to hold office until the 2008 annual meeting of stockholders or until the election and qualification of their respective successors;

2	to amend the Nuvelo, Inc. Employee Stock Purchase Plan to increase the shares reserved under it from 250,000 to 500,000;

3	to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year 2005; and

4	to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

Please refer to the accompanying proxy materials, which form a part of this Notice, for further information about the business to be transacted at the annual meeting.

Only stockholders of record at the close of business on March 31, 2005 are entitled to receive this notice and to vote at the annual meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the annual meeting shall be open to inspection of any stockholder present at the annual meeting and, for any purpose germane to the annual meeting, during ordinary business hours at our corporate offices at the address indicated above during the ten days prior to the annual meeting.

All stockholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting in person, we urge you to ensure your representation by voting by proxy as promptly as possible. You may vote by completing, signing, dating and returning the enclosed proxy card by mail, as further described on the attached proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the annual meeting and vote your shares in person at the meeting, your proxy will not be used.

By order of the Board of Directors:

Dr. George B. Rathmann
Chairman of the Board of Directors

April 15, 2005

Sunnyvale, California 94085

NUVELO, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

May 24, 2005

INTRODUCTION

General

This Proxy Statement is furnished to our stockholders on behalf of our Board of Directors in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held at our corporate offices on May 24, 2005 at 11:00 a.m. Pacific time, and at any adjournments or postponements of the annual meeting.

This solicitation is made on behalf of our Board of Directors and we will pay the costs of solicitation. Our directors, officers and employees may also solicit proxies by telephone, telegraph, fax or personal interview. We will not pay any additional compensation to directors, officers or other employees for such services, but may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them for sending proxy materials to our stockholders. We have retained U.S. Stock Transfer Corporation to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions for a customary fee, estimated to be approximately $15,000, plus reimbursement of expenses. We have also contracted with MacKenzie Partners, Inc., to provide proxy solicitation services for us for a one-time fee of $6,500, plus reimbursement of expenses.

A copy of our Annual Report to Stockholders for the year ended December 31, 2004, this Proxy Statement and accompanying proxy card will be first mailed to stockholders on or about April 15, 2005.

Our corporate offices are located at 675 Almanor Avenue, Sunnyvale, California 94085, telephone (408) 215-4000.

Quorum and Voting Requirements

Our issued and outstanding common stock constitutes the only class of securities entitled to vote at the annual meeting. Only holders of record of our common stock at the close of business on March 31, 2005 are entitled to receive this notice and to vote at the annual meeting. At the close of business on that date, 42,014,534 shares of our common stock were issued and outstanding and 2,498,195 shares of our common stock were beneficially owned by our executive officers and directors. The presence at the meeting, in person or by proxy, of a majority of the issued and outstanding shares will constitute a quorum. Each share of common stock is entitled to one vote. Our executive officers and directors have informed us that they intend to vote, or cause to be voted, all 939,487 shares of common stock held by them at the close of business on March 31, 2005 for all of the proposals in this Proxy Statement.

There are no statutory or contractual rights of appraisal or similar remedies available to stockholders in connection with any matter to be acted on at the meeting.

Directors will be elected by a plurality of the votes cast for the election of directors, which means that abstentions and broker non-votes will not affect the election of the candidates receiving the plurality of votes. Accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, by checking the appropriate box on your proxy card, you may cast your votes in favor of, or withhold your votes with respect to, some or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

The affirmative vote of a majority of the shares present in person or represented by proxy and voting at the meeting is required for approval of all of the other proposals properly submitted for consideration at the annual meeting, unless otherwise required by law.

Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the meeting for Proposals 1, 2 and 3. With respect to any other business that may properly come before the meeting and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in determining whether a matter has been approved. A broker non-vote is not treated as a “vote” for or against a particular matter. If you hold your shares through a broker and you do not instruct the broker on how to vote on a proposal, your broker will have authority to vote your shares on proposals 1 and 3, but not proposal 2.

Stockholders of record may vote by either completing and returning the enclosed proxy card prior to the meeting, voting in person at the meeting, or submitting a signed proxy card at the meeting.

Your vote is important. Accordingly, please sign and return the accompanying proxy card in the accompanying envelope, which is postage prepaid if you mail it in the United States, whether or not you plan to attend the meeting in person.

You may revoke your proxy at any time before it is actually voted at the meeting by:

•	delivering written notice of revocation to our Secretary at 675 Almanor Avenue, Sunnyvale, California 94085;

•	submitting a later dated proxy; or

•	attending the meeting and voting in person.

Your attendance at the meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial owner but your shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the record holder in accordance with your instructions. If you receive two or more proxy cards, this means that you hold our shares in multiple accounts at the transfer agent or with the brokers or other custodians of your shares; in this case, please vote with respect to each proxy card in accordance with the procedures described therein to complete your representation.

All votes cast at the meeting will be tabulated by the persons appointed by us to act as inspectors of election for the meeting.

Share numbers set forth in this Proxy Statement reflect the Company’s three-to-one stock split that occurred in February 2004.

PROPOSAL NO. 1:

ELECTION OF BOARD OF DIRECTORS

General Information

Our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) provides that the Board of Directors is divided into three classes to provide for staggered terms, and that each director will serve for a term of three years or less depending on the class to which the Board of Directors has assigned a director not previously elected by the stockholders. There are currently two Class I directors, whose terms expire at the annual stockholders’ meeting in 2006, and two Class II directors, whose terms expire at the annual stockholders’ meeting in 2007. The Board of Directors has nominated two Class III directors, Dr. George B. Rathmann and Mary K. Pendergast, for election to the Board of Directors, each for a three-year term ending on the date of the annual meeting in 2008 or until a successor is duly elected and qualified or appointed. There are no vacancies in the current Board of Directors. We encourage our Board members to attend each annual meeting of stockholders. All of our then current Board members, except one, attended our 2004 annual meeting.

Each nominee for director has consented to being named in this Proxy Statement and has indicated his or her willingness to serve if elected. Unless your vote is withheld, proxies received by us will be voted for the nominees. Proxies cannot be voted for more than two persons. Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, we will vote the proxies for any substitute nominee we may designate.

Each nominee for election to the Board of Directors currently serves as one of our directors and has continually served as a director since the date such person initially became a director, which is set forth below. In 2004, our Board of Directors met six times and acted by written consent five times. In 2004, each director attended at least 75% or more of the total meetings of the Board of Directors and of the Committees on which they served that were held during the period in 2004 for which they were a director or Committee member, respectively. The following table sets forth information as of March 31, 2005 with respect to our directors, including the two persons nominated for election at the meeting.

Name of Nominee or Director	Age	Position	Director Since
George B. Rathmann, Ph.D.(1)*	77	Chairman of the Board	2000
Barry L. Zubrow, J.D., M.B.A.(2)(3)*	52	Vice Chairman of the Board	2004
Ted W. Love, M.D.*	46	President and Chief Executive Officer, Director	2001
Mary K. Pendergast, J.D., LL.M(1)*	54	Director	2002
Burton E. Sobel, M.D.(1)(2)	67	Director	2004
Mark L. Perry, J.D.(2)(3)*	49	Director	2003

*	Each of the directors indicated served as a director of Nuvelo, Inc., a Nevada corporation, as of such dates listed, prior to the reincorporation of Nuvelo, Inc. from the State of Nevada to the State of Delaware, which became effective on March 25, 2004.
(1)	Member of Nominating and Corporate Governance Committee
(2)	Member of Audit Committee
(3)	Member of Compensation Committee

The following information, which has been provided by our directors and director nominees, sets forth such person’s principal occupation, employment and business experience during at least the past five years, and the period during which such person has served as a director of the Company:

Nominees for Election to the Board of Directors for a Three-Year Term Ending in 2008

Mary K. Pendergast, J.D., LL.M. has served as a member of our Board of Directors since May 2002. Ms. Pendergast is president of Pendergast Consulting, which provides regulatory advice to biotechnology companies, federal agencies, trade organizations and related groups. Ms. Pendergast previously served as executive vice president, government affairs for Elan Corporation from January 1998 to June 2003. Ms. Pendergast was deputy commissioner/senior advisor to the Commissioner, Food and Drug Administration, Department of Health and Human Services from November 1990 to January 1998, and was an attorney in various positions at the Department of Health and Human Services from 1977 to 1990. Ms. Pendergast received her LL.M. from Yale Law School in 1977, her J.D. from the University of Iowa College of Law in 1976, and her B.A. from Northwestern University in 1972. Ms. Pendergast also serves as a member of the board of directors of several non-profit organizations.

George B. Rathmann, Ph.D. has served as chairman and a member of our Board of Directors since February 2000. Dr. Rathmann served as our chief executive officer from May 2000 to March 2001 and also served as our president from May 2000 to January 2001. Dr. Rathmann was a founder of ICOS Corporation, a publicly held biopharmaceutical company, in 1990 and served as its chairman until January 2000. While at ICOS, he also served as chief executive officer and president from September 1991 until June 1999. In 1980, he co-founded Amgen Inc., a publicly held biotechnology company. He was a director of Amgen until 1993 and at various times also served as its chairman of the board, president and chief executive officer. Dr. Rathmann was also associated with Abbott Laboratories, Inc., a healthcare products manufacturer, where from 1975 to 1977 he was director of research and development and from 1977 to 1980 he was divisional vice president. Dr. Rathmann received his Ph.D. in physical chemistry from Princeton University. Dr. Rathmann also serves as a member of the board of directors of ZymoGenetics, Inc.

Directors Continuing in Office Until the Annual Meeting of Stockholders in 2006

Ted W. Love, M.D. has served as our president since January 2001, our chief executive officer since March 2001 and as a member of our Board of Directors since February 2001. Dr. Love served as our president and chief operating officer from January 2001 until March 2001. Prior to joining us, Dr. Love served as senior vice president of development at Theravance Inc. (formerly Advanced Medicine, Inc.) from 1998 to 2001 and as a research physician and vice president of product development at Genentech from 1992 to 1998. Dr. Love holds a B.A. in molecular biology from Haverford College and an M.D. from Yale Medical School. Dr. Love also serves as a member of the board of directors of Santarus, Inc.

Burton E. Sobel, M.D. joined our Board of Directors in September 2004. Dr. Sobel is currently at the University of Vermont and Fletcher Allen Health Care where he has served as the E.L. Amidon professor and chair of the department of medicine and professor of biochemistry since 1994, as well as the director of the Cardiovascular Center since 2002. Dr. Sobel served as senior counsel to the executive dean of the University of Vermont College of Medicine and to the executive vice president of Fletcher Allen Health Care from 1996 to 1998. From 1994 to 1996, Dr. Sobel served as adjunct professor of medicine at Washington University in St. Louis, Missouri. Dr. Sobel received his M.D. from the Harvard Medical School, magna cum laude, and his A.B. from Cornell University. Dr. Sobel is President-elect for the Society for Experimental Biology and Medicine and also serves as a member of the board of directors of Ariad Pharmaceuticals, Inc., and New River Pharmaceuticals, Inc.

Directors Continuing in Office Until the Annual Meeting of Stockholders in 2007

Mark L. Perry, J.D. has served as a member of our Board of Directors since October 2003. Mr. Perry currently serves as the senior business advisor for Gilead Sciences, Inc., reporting to the CEO. Mr. Perry was an executive officer of Gilead from 1994 to 2004, serving in a variety of capacities, including general counsel, chief financial officer and most recently, executive vice president of operations, responsible for worldwide sales & marketing, legal, manufacturing and facilities. From 1981 to 1994, Mr. Perry was with the law firm Cooley Godward LLP in San Francisco and Palo Alto, serving as a partner of the firm from 1987 until 1994. Mr. Perry received his J.D. degree from the University of California, Davis in 1980 and is a member of the California bar. Mr. Perry also serves as a member of the board of directors of IntraBiotics Pharmaceuticals, Inc.

Barry L. Zubrow, J.D., M.B.A. has served as a member of our Board of Directors since February 2004, and as vice chairman of our Board of Directors since March 2005. Mr. Zubrow brings over 26 years of corporate finance experience to our Board of Directors. From 1977 to 2003, Mr. Zubrow held a variety of positions at The Goldman Sachs Group including chief administrative officer and head of the operations and administration divisions. As the firm’s first chief administrative officer, he was responsible for overseeing a 4,500 plus person group of departments in charge of financial reporting, credit and risk functions, operations and trade processing, facilities, security and corporate services. Prior to that, Mr. Zubrow was elected the firm’s first chief credit officer, with responsibility for overseeing the entire firm’s global credit exposures. He received his J.D. and M.B.A. from the University of Chicago and serves as a member of the board of directors of a number of non-profit organizations.

Director Compensation

2004 Director Compensation

During 2004, each non-employee member or our Board of Directors, other than Dr. Rathmann, received a $15,000 retainer fee, earned $1,500 per Board meeting attended in person or by telephone and earned $1,000 per Committee meeting attended in person or by telephone. In lieu of the regular Committee fee, the Audit Committee chair received $3,000 per Audit Committee meeting attended in person or by telephone, and the chairs of the other Committees each received $2,000 per Committee meeting chaired in person or by telephone. Our directors who are also Nuvelo, Inc. employees did not receive any director or Committee fees. All directors were reimbursed for reasonable expenses incurred in attending Board and Committee meetings.

Before the 2004 annual meeting of the stockholders, we granted options to purchase shares of our common stock to our directors under our Non-Employee Director Stock Option Plan, as amended, or Directors Plan. Dr. Rathmann, our chairman, was granted options to purchase 1,000 shares of our common stock each month instead of receiving cash compensation or any other grants of options to purchase shares of our common stock. Under the Directors Plan, each non-employee director, other than Dr. Rathmann, received an initial grant of options when he or she joined our Board, and annual grants thereafter on the day of each annual meeting of the stockholders. The initial grant, and each annual grant, gave each non-employee director the right to purchase up to 3,333 shares of our common stock. For each grant, the actual number of shares granted was determined to be the lesser of (i) the number determined by dividing $200,000 by the fair market value of our common stock on the date of grant or (ii) 3,333 shares. One-half of the shares of the non-employee director’s initial award vested on the date of grant, and one-half of the remaining portion of the award vested on the dates of the next two annual stockholders’ meetings. If a new non-employee director had not been a director for a year at the time of his or her first subsequent grant, then it became exercisable on the first anniversary of the date he or she joined our Board. All other subsequent option grants were exercisable in full on the date of grant.

At the 2004 annual meeting, stockholders approved the adoption of the 2004 Equity Incentive Plan, or the 2004 Plan, and all shares previously reserved for issuance under the Directors Plan and remaining for grant became instead reserved for issuance under the 2004 Plan. The Directors Plan had fixed the amount of equity compensation to be received by non-employee directors under that plan. The 2004 Plan does not fix director’s equity compensation, and grants the Board authority to determine equity compensation for non-employee directors. After the 2004 annual meeting of stockholders, each non-employee director, other than Dr. Rathmann, received an annual grant of 7,500 immediately vested options. Each new non-employee director received an initial grant of 10,000 options, 50% of which will vest after the first year of Board service, the remainder to vest after the second year of Board service. In addition, each director had the option to convert the previously mentioned retainer fee and Committee attendance fees into deferred stock units upon approval of the deferred stock unit plan by the Board of Directors in September 2004, under the authority of and in accordance with the 2004 Plan. Dr. Rathmann received his monthly grant to purchase 1,000 shares of our common stock under the 2004 Plan in lieu of receiving his annual Board retainer fee and Committee attendance fees.

On September 14, 2004, we granted Dr. Rathmann an option to purchase 400,000 shares of our common stock at an exercise price of $9.67 per share under our 2004 Plan. Dr. Rathmann’s option is 50% exercisable as of the date of the grant, with an additional 25% exercisable on September 14, 2005 and the remaining 25% exercisable on September 14, 2006. In addition, Dr. Rathmann’s option to purchase 400,000 shares will become fully exercisable upon his death or disability and upon our “change in control,” as defined in his stock option agreement. Dr. Rathmann’s nonstatutory stock option will be transferable subject to the restrictions set forth in the 2004 Plan, the federal securities laws, and certain additional restrictions imposed by us, and the terms of any transfer and subsequent exercise of his option will be governed by an agreement satisfactory to us.

2005 Director Compensation

In March 2005, the Compensation Committee evaluated the compensation received by the members of our Board of Directors for their service on our Board relative to other companies to determine whether our Board members’ compensation was in alignment with the Company’s goal to attract and retain talented Board members. The Board determined that the compensation received by our Board members was lower than the compensation received by the established peer group. In order to align Board members’ compensation with that of the established peer group, the Board approved annual retainer fees for its members, a one-time grant in March 2005, annual stock option grants, and appointment grants, all as set forth below.

Annual Cash Retainer Fees

Commencing upon the date of the 2005 annual meeting of the stockholders, each non-employee director, other than Dr. Rathmann, is entitled to an annual retainer fee of $20,000. The Audit Committee chair will receive an additional $20,000 for service as the Audit Committee chair. If a non-employee director is the chair of any other Committee, that director will receive an additional $10,000 per chair. Each of the members of the Audit Committee, other than the chair, will receive an additional $10,000 for his or her service on the Audit Committee. For membership on any other Committee, except for the chair of such Committee, a non-employee director will receive an additional $5,000. Board members will not receive any other cash compensation for their Board service, and Dr. Rathmann receives no cash compensation and no longer receives options to purchase our common stock in lieu of cash compensation. All retainer fees will be paid to Board members quarterly in advance. If a Board member were to resign or assume additional Board responsibilities within a year, the Board member’s cash compensation will be adjusted the next quarter to reflect the change. Finally, each director has the option to convert the previously mentioned retainer fees into deferred stock units, in accordance with the terms of the deferred stock unit plan that is in accordance with the 2004 Plan.

One Time Stock Option Grants

On March 23, 2005, each of the non-employee directors of the Company was granted an option to purchase shares of the Company’s common stock under the 2004 Plan at an exercise price equal to $6.50, the closing price for the Company’s common stock on the date of grant. All of the non-employee directors of the Company, other than Dr. Rathmann and Mr. Zubrow, were granted an option to purchase 25,000 shares on that date. Dr. Rathmann, chairman of the Board, was granted an option to purchase 50,000 shares, and Mr. Zubrow, vice chairman of the Board, was granted an option to purchase 35,000 shares, on that date. These grants of our common stock to the non-employee directors vest 50% on the date of grant, and 50% on the first year anniversary of the date of grant.

Annual Stock Option Grants

On the date of the 2005 annual meeting of the stockholders, the chairman of the Board will receive an immediately vesting option to purchase 25,000 shares of the Company’s common stock under the 2004 Plan, the vice chairman will receive an immediately vesting option to purchase 20,000 shares of the Company’s common stock under the 2004 Plan, and all other non-employee directors will receive an immediately vesting option to purchase 15,000 shares of the Company’s common stock under the 2004 Plan. The purchase price for these options will be the closing price for the Company’s common stock on the date of the Company’s 2005 annual meeting of the shareholders.

Appointment Grants

If at any time the Board appoints a new chairman of the Board, the new chairman will be granted an option to purchase 50,000 shares of the Company’s common stock at the closing price for the Company’s common stock on the date of grant. If at any time the Board appoints a new vice chairman of the Board, the new vice chairman will be granted an option to purchase 35,000 shares of the Company’s common stock at the closing price for the Company’s common stock on the date of grant. If at any time the Board appoints a new director, the new director will be granted an option to purchase 25,000 shares of the Company’s common stock at the closing price for the Company’s common stock on the date of grant. These grants of our common stock for appointments will vest 50% on the date of grant, and 50% on the first year anniversary of the date of grant.

The one-time grants and annual grants granted to our Board were and will be made pursuant to the forms of Stock Option Agreement and Notice of Grant of Stock Option filed as exhibits to the Form 8-K filed on September 20, 2004, as amended. In March 2005, the Compensation Committee approved the amendment of the form of Stock Option Agreement for the members of our Board to provide that the period of exercisability of the stock option following termination of service as a director will begin to run upon the expiration of any lock-up agreement that the director has entered into to facilitate a Company transaction, rather than upon termination of Board service.

Board Independence and Corporate Governance

As part of its service, the Board of Directors strives to regularly evaluate the Company’s corporate governance policies and to benchmark those policies against the current rules and regulations of various governmental authorities, other public companies and recommendations of other corporate governance groups and authorities. In connection with this process of self-evaluation, the Board, upon recommendation of its Nominating and Corporate Governance Committee, adopted a set of Corporate Governance Guidelines to assist in the exercise of its responsibilities in serving the best interests of the Company and its stockholders.

The Board of Directors has reviewed the relationships between each member of the Board of Directors, their immediate family members and affiliates and the Company. Accordingly, the Board has determined that Ms. Pendergast, Mr. Perry, Dr. Sobel and Mr. Zubrow, which individuals constitute a majority of the Board of Directors, qualify as “independent” directors in accordance with the listing standards of the Nasdaq stock market exchange (“Nasdaq”). As part of its ongoing evaluation process, the Board of Directors will continue to monitor best corporate governance practices. Based upon this process, the Board may from time to time adopt additional policies or procedures to comply with new laws and legislation and any changes to rules made by the Securities and Exchange Commission and Nasdaq.

In addition, in 2004 the Board adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of the Company’s directors, officers and employees. The Code of Conduct promotes the ethical and honest conduct of the Company’s directors, officers and employees and addresses the identification and disclosure of conflicts of interest, the importance of accurate and reliable company records, such as financial records and public reports, and compliance with laws and regulations. The Board has determined that the Code of Conduct is a code of ethics in compliance with the Sarbanes-Oxley Act of 2002 and the rules promulgated under such Act. In 2004, the independent directors of the Board of Directors met, without management or the non-independent directors of the Board of Directors.

The Company’s Corporate Governance Guidelines, Committee charters and Code of Business Conduct and Ethics are located on the Company’s website at www.nuvelo.com in the section titled, “Investor Relations.”

Committees of the Board of Directors

Our Board of Directors has three standing Committees, the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee.

Compensation Committee

Our Compensation Committee reviews and approves the Company’s goals and objectives relevant to the compensation of executive officers and other officers, sets compensation and bonus levels for the Company’s executive officers that correspond to the Company’s goals and objectives, and reviews and makes recommendations to our Board regarding our compensation policies, programs, practices and procedures designed to contribute to our success, in accordance with its charter. The Compensation Committee also evaluates the Company’s goals and objectives related to the compensation of our chief executive officer and his performance in light of such goals and objectives and sets the chief executive officer’s compensation level and bonus based on this evaluation. The Compensation Committee administered the 1995 Stock Option Plan, the Directors Plan, the Scientific Advisory Board/Consultants Stock Option Plan and the 2002 Equity Incentive Plan before the 2004 annual meeting of the stockholders. Since the approval of the 2004 Equity Incentive Plan by the stockholders at the 2004 annual meeting of the stockholders, the Compensation Committee administers the 2004 Equity Incentive Plan. The Compensation Committee also makes recommendations to the Board regarding incentive-compensation plans and other equity-based plans.

Mr. Perry, as the chairperson, and Mr. Zubrow presently serve on the Compensation Committee. The current members of the Compensation Committee are independent (as independence is defined by the Nasdaq listing standards). On January 1, 2004 through February 3, 2004, the Compensation Committee consisted of Dr. Philippe O. Chambon, Mr. Thomas N. McCarter and Dr. Rathmann. From February 3, 2004 up until March 19, 2004, the Compensation Committee consisted of Dr. Chambon, Mr. Zubrow and Dr. Rathmann. From March 19, 2004 up through September 13, 2004, the Compensation Committee consisted of Dr. Chambon, Mr. Perry and Mr. Zubrow. From September 13, 2004 through the end of the 2004 fiscal year, the Compensation Committee consisted of Mr. Perry and Mr. Zubrow. The Compensation Committee met two times during 2004, and each member attended both meetings. The report of our Compensation Committee is included on page 28 of this Proxy Statement.

Audit Committee

Our Audit Committee reviews our annual audit and meets with our independent registered public accounting firm and management to review our internal controls, results of fiscal policies and financial management practices. The Audit Committee met seven times in 2004. The functions of the Audit Committee include selecting, evaluating and where necessary, replacing the independent registered public accounting firm retained by the Company; consulting with our independent registered public accounting firm regarding their audit, their opinion and annual report, approving the audit and non-audit services of such firm and terms of engagement; meeting with our management; reviewing both the independent registered public accounting firm and management reports with them; recommending changes in financial policies and procedures that may be suggested by our independent registered public accounting firm and preparing the Audit Committee report included in our proxy statement. Our Board has adopted a written charter for the Audit Committee.

In March 2005, the Board amended the Audit Committee Charter to: designate the Audit Committee as the Company’s qualified legal compliance committee within the meaning of Rule 205.2(k) of Title 17, Chapter II of the Code of Federal Regulations and to give the Audit Committee the authority to initiate investigations, to provide notices (including notices to the Securities and Exchange Commission), to retain experts, to recommend that the Company implement remedial or other appropriate actions and otherwise to carry out its responsibilities as a qualified legal compliance committee; obligate the Audit Committee to adopt written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation under Rule 205.3 of the Rules of Professional Conduct; obligate the Audit Committee to carry out the responsibilities of a qualified legal compliance committee as set forth in the Rules of Professional Conduct; provide that a member of the Audit Committee shall not have participated in the preparation of the financial statements of the Company or any subsidiary of the Company at any time during the past three years; to provide that in the event of a vacancy on the Audit Committee or if a member fails to satisfy the applicable independence requirements, Audit Committee membership may temporarily consist of less than three members during the applicable cure periods permitted by the Nasdaq listing standards; that the Audit Committee can provide for payment of compensation to the independent auditor for performing other audit, review or attest services, to any advisors employed by the Audit Committee and ordinary administrative expenses of the Audit Committee necessary or appropriate in carrying out its duties; obligate the Audit Committee to consider and adopt, as it deems appropriate, a policy regarding Audit Committee pre-approval of employment by the Company of individuals employed or formerly employed by the Company’s independent registered public accounting firm and engaged on the Company’s account; include in its discussions with management and the independent registered public accounting firm, any special audit steps taken in the event of material control deficiencies, responsibilities and budget, and review the appointment or replacement of the senior audit executive or manager, if any; obligate the Audit Committee to review with management and the Company’s registered public accounting firm the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission; and obligate the Audit Committee to review with management and the Company’s registered public accounting firm, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, with the chair of the Audit Committee being able to represent the entire Audit Committee for the purposes of this discussion. The Company’s amended Audit Committee Charter is attached as Appendix A to these proxy materials and is also accessible on the Company’s website at www.nuvelo.com, in the section titled “Investor Relations.”

Mr. Zubrow, as the chairperson, Dr. Sobel and Mr. Perry presently serve on the Audit Committee. Mr. Martin A. Vogelbaum resigned from the Board on February 10, 2005. From February 10, 2005 through March 23, 2005, the Audit Committee consisted of Mr. Perry and Mr. Zubrow. On January 1, 2004 up until February 3, 2004, the Audit Committee consisted of Mr. Thomas N. McCarter as Chairman, Mr. Perry and Mr. Vogelbaum. On February 3, 2004 through the end of fiscal year 2004, the Audit Committee consisted of Mr. Zubrow as the Chairperson, Mr. Perry and Mr. Vogelbaum. The Audit Committee met seven times during 2004, and each member attended all seven meetings. The Board has determined that all three current Committee members are “independent” directors, as determined in accordance with Rule 10A-3(b)(1) of the Exchange Act and Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board has determined that Mr. Perry is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. Mr. Perry served as chief financial officer for Gilead Sciences, Inc. for four years, with financial oversight and supervisory responsibilities. The report of our Audit Committee is included on page 30 of this Proxy Statement.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee, in accordance with its Charter, considers the qualifications of, proposes and recommends individuals for Board membership and senior management positions. Other duties and responsibilities of the Nominating and Corporate Governance Committee include making recommendations to the Board regarding the Company’s corporate governance policies, business conduct and ethics; evaluating the size and composition of the Board and its Committees; and reviewing the annual performance of the Board.

Dr. Rathmann, Dr. Sobel and Ms. Pendergast presently serve on the Nominating and Corporate Governance Committee, with Ms. Pendergast acting as chairperson. On January 1, 2004 until March 19, 2004, the Nominating and Corporate Governance Committee consisted of Dr. Love, Dr. Rathmann and Ms. Pendergast. On March 19, 2004 through the remainder of the 2004 calendar year, the Nominating and Corporate Governance Committee consisted of Dr. Rathmann, Mr. Martin A. Vogelbaum and Ms. Pendergast, with Ms. Pendergast acting as chairperson. Each then current Nominating and Corporate Governance Committee member attended each of the two meetings of the Nominating and Corporate Governance Committee held during 2004. The Board determined that Ms. Pendergast and Dr. Sobel are “independent” members of the Nominating and Corporate Governance Committee (as independence is defined in the Nasdaq listing standards). Dr. Rathmann is not an independent director under the current Nasdaq listing standards because until the divestiture of our majority-owned subsidiary, Callida Genomics, on December 3, 2004, Dr. Rathmann was the current chairman, president and chief executive officer of Callida Genomics. The Company also is currently paying Dr. Rathmann $229,167 a month as repayment on an $11 million loan granted to the Company by Dr. Rathmann, which loan and repayment are discussed in detail in Item 7 of the Company’s recently filed 10-K, for the fiscal year ended December 31, 2004 and in this Proxy Statement under the heading “Certain Relationships and Related Transactions”. Although Dr. Rathmann is not presently an independent Board member, the Board has determined, in accordance with the exception afforded by Rule 4350(c)(4)(C) of the Nasdaq listing standards, that Dr. Rathmann’s continued membership on the Nominating and Corporate Governance Committee is in the best interests of the Company and its stockholders because of the tremendous value Dr. Rathmann has provided and will continue to provide to the Nominating and Corporate Governance Committee and the Company based on his unique depth of experience in, and very strong and continued ties to, the biotechnology community. Accordingly, the Board, including all of the independent members of the Board, approved Dr. Rathmann’s service on the Nominating and Corporate Governance Committee after determining that his service on the Nominating and Corporate Governance Committee would not interfere with his exercise of business judgment as a Nominating and Corporate Governance Committee member. Dr. Rathmann will serve on the Nominating and Corporate Governance Committee for only one more year, and the Board will take necessary steps to appoint an independent director on the Nominating and Corporate Governance Committee following this term.

The Board has adopted a process for identifying and evaluating director nominees, including stockholder nominees. Before recommending an individual to the Board for Board membership, the Nominating and Corporate Governance Committee canvases its members and the Company’s management team for potential members of the Board of Directors. The Nominating and Corporate Governance Committee will consider stockholders’ nominations for directors if notice is timely received by the Secretary of the Company. Candidates nominated by stockholders will be evaluated in the same process as other nominees. The Nominating and Corporate Governance Committee keeps the Board regularly apprised of its discussions with potential members, and the names of potential members received from its current members, management and stockholders, if the stockholder notice of nomination is timely made. Although the Board has not adopted a fixed set of minimum qualifications for candidates for Board membership, the Nominating and Corporate Governance Committee generally considers several factors in its evaluation of each potential member, such as the potential member’s area of expertise, education and professional background, experience in corporate governance, the reasonable availability of the potential member to devote time to the affairs of the Company, as well as any other criteria deemed relevant by the Board or the Nominating and Corporate Governance Committee. After determining that a potential candidate may be qualified, the Nominating and Corporate Governance Committee will make a further investigation and interview the candidate. The Nominating and Corporate Governance Committee will select, by majority vote, the most qualified candidate or candidates, for recommendation to the Board for approval as a director nominee. Dr. Sobel’s appointment to the Board was approved by all members of the Board, upon recommendation by the Nominating and Corporate Governance Committee to the Board, in accordance with the selection process. Neither the Company nor the Nominating and Corporate Governance Committee paid any fees to any third party to identify Board candidates during 2004 up through April 15, 2005.

Any stockholder nominations should include the nominee’s name and qualifications for Board membership and all information required by the Company’s By-laws and Rule 14a-8 of the Exchange Act and must otherwise comply with the requirements of each to be considered by the Company. Stockholder nominations should be addressed to the Secretary of the Company. Any stockholder who wishes to recommend a candidate for nomination to the Board for election at the Company’s 2006 annual meeting of stockholders must do so in a timely manner for such recommendation to be considered, in accordance with the timeline for stockholder proposals under Rule 14a-8 of the Exchange Act or the Company’s By-laws, depending on whether the stockholder wishes a proposal for nomination to be included in the Company’s 2006 proxy materials. See section entitled “Stockholder Proposals for

2006 Annual Meeting” at page 33 of the Proxy Statement. The Nominating and Corporate Governance Committee has not received any recommended nominations from any of the Company’s stockholders for the 2005 annual meeting.

Stockholder Communications with the Board of Directors

We have adopted a formal process by which stockholders may communicate with our Board of Directors. This information is available on our website at www.nuvelo.com, under the section titled, “Investor Relations.”

Required Vote and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required for the nomination of the directors set forth in this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will have authority to vote your shares on this proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE DIRECTORS

NOMINATED IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2:

AMENDMENT TO NUVELO, INC. EMPLOYEE STOCK PURCHASE PLAN

TO INCREASE SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN

The Company stockholders are being asked to approve the amendment of the Nuvelo, Inc. Employee Stock Purchase Plan, as amended and restated on December 14, 2004, (the “Purchase Plan”) to increase the number of shares of common stock available for issuance under the Purchase Plan from 250,000 shares to 500,000 shares. Our Board of Directors approved this amendment to the Purchase Plan on March 23, 2005, subject to approval by the stockholders.

Below is a summary of the principal provisions of the Purchase Plan, which summary is qualified in its entirety by reference to the full text of the Purchase Plan. This summary, however, does not purport to be a complete description of the Purchase Plan. The Purchase Plan has been filed with the SEC as Appendix B to this Proxy Statement and may be accessed from the SEC’s homepage (www.sec.gov). Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to: Secretary, Nuvelo, Inc., 675 Almanor Avenue, Sunnyvale, CA 94085.

General Information

The Purchase Plan, which is intended to qualify under the provisions of Section 423 of the Internal Revenue Code of 1986 (the “Code”), provides for the grant to employees of rights to purchase shares of the Company’s common stock at reduced prices through payroll deductions. The Company believes that the Purchase Plan is an effective means of aligning employees’ interests, through their purchases of common stock, with the interests of stockholders. The Purchase Plan is an integral part of the Company’s over-all employee benefits package, which the Company relies on to help attract and retain motivated and talented employees.

Reasons for the Amendment

The Purchase Plan currently provides that the aggregate number of shares of the Company common stock available for purchase under the Purchase Plan is 250,000. As of the record date, 202,758 of those originally available shares of the Company common stock have already been purchased through the Purchase Plan, leaving only 47,242 shares available for future purchases. As the number of the Company’s employees grows, the Company expects the demand for shares under the Purchase Plan to grow as well. Considering the growing number of employees who are expected to participate in the Purchase Plan, the Company expects the shares made available by the amendment will meet its needs until approximately 2008. Because the Purchase Plan is a key benefit for employees and is part of what the Company believes is a very competitive compensation package, which allows the Company to attract and retain high-quality employees, the Company feels strongly that the Purchase Plan should be amended so that there is a sufficient number of shares available for future purchases.

Description of the Purchase Plan

Shares Available for Issuance. If the amendment is approved, the total number of shares of the Company common stock that have been purchased under the Purchase Plan, plus the number of shares that will be available for purchase by employees upon the exercise of purchase rights granted under the Purchase Plan, will increase by 250,000 shares to 500,000. If any purchase right granted under the Purchase Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to that grant will be added back to the number of shares available for purchase. The aggregate maximum number of shares available for issuance under the Purchase Plan will be subject to appropriate adjustment in the event of stock dividends, stock splits, recapitalization, or similar changes affecting the outstanding shares of the Company common stock. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Administration. The Purchase Plan is administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee has full authority to construe and interpret the Purchase Plan and correct any defect or omission or reconcile any inconsistency in the Purchase Plan, and its decisions are final, conclusive and binding upon all participants.

Offering Periods and Purchase Dates. The Purchase Plan is implemented through a series of consecutive offering periods (which we refer to as an offering period) of six months each, with the exact time period to be determined by the Compensation Committee (in no event to exceed twenty-seven months). On the last day of each offering period, The Company will apply the participants’ accumulated payroll deductions to purchase shares of its common stock at the purchase price described below (which we refer to as a purchase date).

Eligibility and Enrollment. All of the Company’s employees and, if designated by its Board of Directors, the employees of its subsidiaries, that customarily work more than twenty hours a week are eligible to participate in the Purchase Plan on the first day of the first offering period coincident with or next following the employee’s first day of employment. An eligible employee may become a participant in the Purchase Plan effective the first day of the first offering period coincident with or next following the date the eligible employee submitted to the Purchase Plan’s administrator an enrollment form that authorizes deductions from the eligible employee’s paycheck. However, no employee is eligible to participate in the Purchase Plan if, immediately after the election to participate, such employee would own 5% or more of the voting power or value of all classes of the Company capital stock or that of any of its affiliates, or if the employee’s rights to purchase the Company common stock under the Purchase Plan or any other plans qualified under Section 423 of the Internal Revenue Code (the “Code”), would result during any calendar year in the purchase of shares having an aggregate fair market value of more than $25,000.

Payroll Deductions. A participant may elect to have deductions made from his or her pay on each payday in any whole number multiple of 1% up to a maximum of 10% of the compensation that he or she is entitled to receive. A participant may increase the rate of his or her payroll deductions effective as of any subsequent offering period by filing a new authorization form with the plan’s administrator at least 15 days before the first day of the next offering period. A request for a decrease in payroll deductions becomes effective as soon as practicable after it is filed with the plan’s administrator.

Purchase of Stock; Price. On each purchase date, each participant’s accumulated payroll deductions are applied to the purchase of whole shares of the Company common stock at a price which is the lower of (i) 85% of the fair market value per share of the Company common stock on the first trading day of the offering period or (ii) 85% of the fair market value per share of the Company common stock on the applicable purchase date. The fair market value of the Company common stock on a given date is defined as the closing sales price on such day as reported by the Nasdaq National Market. In the event that the aggregate number of shares which all participants elect to purchase on a purchase date exceeds the number of shares remaining for issuance under the Purchase Plan, the available shares will be ratably divided and any excess cash will be refunded to the participants. Participants are notified by statements of account as soon as practicable following each purchase date as to the amount of payroll deductions, the number of shares purchased, the purchase price and the remaining cash balance of their plan account.

Withdrawal from the Purchase Plan. A participant may elect to withdraw from participation under the Purchase Plan at any time by filing the prescribed form with the plan’s administrator. If a participant withdraws from participation under the Purchase Plan, terminates his or her employment or otherwise becomes ineligible to participate in the Purchase Plan, any unused payroll deductions will be returned to him or her without interest. A participant must wait six months from the date of his or her withdrawal from the Purchase Plan before he or she may reenter the Purchase Plan as a participant.

Amendment and Termination of the Purchase Plan. The Company’s Board of Directors may amend or terminate the Purchase Plan at any time, provided that stockholder approval shall be obtained when required by applicable laws, regulations or rules.

Nontransferability. The rights or interests of any participant in the Purchase Plan or in any shares or cash to which such participant may be entitled, are not transferable, except as permitted by the Code, by will or by the laws of descent and distribution.

Adjustments Upon Changes in Capitalization. Appropriate adjustments in the aggregate number of shares of the Company common stock available for issuance under the Purchase Plan will be made to give effect to any merger, consolidation, acquisition, reorganization, stock split, stock dividend or other relevant change in the capitalization of the Company.

Certain Federal Income Tax Information

The following is a general summary as of the date of this Proxy Statement of the federal income tax consequences to the Company and employees participating in the Purchase Plan. The federal tax laws may change and the federal, state and local tax consequences for any participating employee will depend on his or her individual circumstances.

The Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of the Company common stock acquired under the Purchase Plan or in the event a participant should die while still owning the purchased shares of the Company common stock.

If the participant sells or otherwise disposes of the purchased shares of the Company common stock within two years after the start date of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income equal to the amount by which the fair market value of the shares of the Company common stock on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize capital gain to the extent the amount realized upon the sale or disposition of the shares of the Company common stock exceeds the sum of the aggregate purchase price paid for those shares of the Company common stock and the ordinary income recognized in connection with their acquisition.

If the participant sells or disposes of the purchased shares of the Company common stock more than two years after the start date of the offering period in which the shares of the Company common stock were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (1) the amount by which the fair market value of the shares of the Company common stock on the sale or disposition date exceeded the purchase price paid for those shares of the Company common stock or (2) fifteen percent (15%) of the fair market value of the shares of the Company common stock on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (1) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (2) fifteen percent (15%) of the fair market value of the shares on the start date of the offering period in which those shares of the Company common stock were acquired will constitute ordinary income in the year of death.

Plan Benefits

The table below shows, as to the listed individuals and specified groups, the number of shares of the Company common stock purchased under the Purchase Plan for the fiscal year ended December 31, 2004, together with the weighted average purchase price paid per share.

Name and Position	Number of Purchased Shares of Common Stock	Weighted Average Purchase Price (USD$)
Ted W. Love, M.D. President and Chief Executive Officer	2,063	8.47

Lee Bendekgey, J.D. Senior Vice President, Chief Financial Officer and General Counsel	—	—

Linda A. Fitzpatrick Senior Vice President of Human Resources and Corporate Communications	—	—

Michael D. Levy, M.D., F.F.P.M. Senior Vice President of Research and Development	—	—

Gary S. Titus, C.P.A. Vice President of Finance and Chief Accounting Officer	136	7.69

Peter Garcia Former Senior Vice President and Chief Financial Officer	—	—

All current executive officers as a group (5 persons)	2,199	8.42

All employees, excluding our executive officers, as a group	29,760	8.10

New Plan Benefits

No purchase rights have been granted, and no share of common stock has been issued, on the basis of the 250,000 share increase, which is the subject of this proposal. The amounts of future stock purchases under the Purchase Plan are not determinable because, under the terms of the Purchase Plan, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon fair market value of the Company common stock.

Required Vote and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve the adoption of the amendment to the Purchase Plan. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares on this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board believes that the proposed amendment of the Nuvelo, Inc. Employee Stock Purchase Plan is in the best interests of the Company and its stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE APPROVAL OF THE AMENDMENT OF

THE NUVELO, INC.

EMPLOYEE STOCK PURCHASE PLAN

AS SET FORTH IN THIS PROPOSAL NO. 2.

PROPOSAL NO. 3:

RATIFICATION OF

SELECTION OF INDEPENDENT AUDITORS

Our Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of independent registered public accounting firms for ratification by the stockholders at the annual meeting. KPMG audited our financial statements for the fiscal year ended December 31, 2004. Representatives of KPMG are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm is not required by our By-laws or otherwise. However, the Board of Directors is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our Company and our stockholders.

The following table presents fees for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements for 2004 and 2003, and fees billed for other services rendered by KPMG during fiscal years 2004 and 2003.

	Fiscal Year Ended
	2004	2003
Audit fees(a)	$1,211,682	$383,726
Audit-related fees(b)	$—	$25,300
Tax fees(c)	$4,500	$31,700
All other fees	—	—

Total fees	$1,216,182	$440,726

(a)	Includes fees for the audit of our annual financial statements included in our Form 10-K and the related audit of internal controls, review of interim financial statements included on Forms 10-Q and services normally provided in connection with statutory and regulatory filings.
(b)	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(c)	Includes fees for tax compliance, tax advice and tax planning.

Our Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to our Company is compatible with maintaining the auditor’s independence, and concluded that such independence has not been impaired.

Pre-Approval Process and Policy

The services performed by the independent registered public accounting firm in 2004 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its October 29, 2003 meeting. This policy describes the permitted audit, audit-related, tax and other services that the independent registered public accounting firm may perform. The policy also requires that an annual description of the services expected to be performed by the independent registered public accounting firm during the subsequent fiscal year in each of these categories be presented to the Audit Committee for pre-approval. Any pre-approval details the particular service or category of services.

Any requests for audit, audit-related, tax and other services not contemplated by those pre-approved services must be submitted to the Audit Committee for specific pre-approval. Generally, pre-approval is considered at the Audit Committee’s regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the chairman of the Audit Committee. In the event that the chairman is not available, the other two Audit Committee members together have the authority to grant specific pre-approval between meetings. The chairman or the other two members must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

Required Vote and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required for the ratification of the selection of the Company’s independent registered public accounting firm. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will have authority to vote your shares on this proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RATIFICATION OF THE SELECTION OF KPMG LLP AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AS SET FORTH IN THIS PROPOSAL NO. 3.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 28, 2005, by: (1) each of our directors; (2) each of our executive officers (as listed on page 19); (3) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock; and (4) all of our directors and executive officers as a group. As of February 28, 2005 we had 42,003,840 shares of our common stock outstanding.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage
Entities affiliated with Casdin Capital LLC(2) 767 Third Avenue New York, New York 10017	2,627,413	6.26%
Ted W. Love, M.D.(3)	378,790	*
Mary K. Pendergast, J.D., LL.M.(4)	14,832	*
Mark L. Perry, J.D.(5)	10,000	*
George B. Rathmann, Ph.D.(6)	1,802,787	4.20%
Burton E. Sobel, M.D.	—	—
Barry L. Zubrow, J.D., M.B.A. (7)	26,666	*
Lee Bendekgey, J.D. (5)	2,500	*
Linda A. Fitzpatrick(5)	122,955	*
Michael D. Levy, M.D., F.F.P.M.	—	—
Gary S. Titus, C.P.A. (8)	26,725	*
All directors and named executive officers as a group (10 persons)(9)	2,385,255	5.49%

*	Represents beneficial ownership of less than 1% of our common stock.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of February 28, 2005, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is our address at 675 Almanor Avenue, Sunnyvale, California 94085.
(2)	Includes shares held by various entities affiliated with Casdin Capital LLC and Jeffrey Casdin as reported in a Schedule 13G/A filed with the SEC on February 14, 2005.
(3)	Includes 360,080 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of February 28, 2005 and 2,381 shares of common stock issuable upon the exercise of warrants held by Dr. Love.
(4)	Includes 14,166 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of February 28, 2005.
(5)	Represents shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of February 28, 2005.
(6)	Includes 898,999 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of February 28, 2005.
(7)	Includes 10,000 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of February 28, 2005.
(8)	Includes 24,687 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of February 28, 2005.
(9)	See footnotes 3 through 8 above, as applicable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities of ours. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such reports furnished to us and written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were met, except that one report, covering one transaction, was filed late for each of Ms. Fitzpatrick, Mr. Garcia, Dr. Love and Dr. Rathmann, and one report covering four transactions was filed late for Credit Suisse First Boston.

EXECUTIVE OFFICERS

Set forth below is information regarding each of our executive officers as of March 31, 2005.

Name	Age	Position
Ted W. Love, M.D.	46	President, Chief Executive Officer and Director
Lee Bendekgey, J.D.	47	Senior Vice President, Chief Financial Officer and General Counsel
Linda A. Fitzpatrick	48	Senior Vice President of Human Resources and Corporate Communications
Michael D. Levy, M.D., F.F.P.M.	44	Senior Vice President of Research and Development
Gary S. Titus, C.P.A.	45	Vice President of Finance and Chief Accounting Officer

Ted W. Love, M.D. has served as our president since January 2001, our chief executive officer since March 2001 and as a member of our Board of Directors since February 2001. Dr. Love served as our president and chief operating officer from January 2001 until March 2001. Prior to joining us, Dr. Love served as senior vice president of development at Theravance Inc. (formerly Advanced Medicine, Inc.) from 1998 to 2001 and as a research physician and vice president of product development at Genentech from 1992 to 1998. Dr. Love holds a B.A. in molecular biology from Haverford College and a M.D. from Yale Medical School. Dr. Love also serves as a member of the board of directors of Santarus, Inc.

Lee Bendekgey, J.D. joined us in July 2004 as our senior vice president and general counsel. On July 23, 2004, Mr. Bendekgey also became our chief financial officer. Mr. Bendekgey brings to Nuvelo over 20 years of legal experience. Prior to joining us, Mr. Bendekgey spent approximately six years at Incyte Corporation where he held several executive positions, including executive vice president, general counsel, acting chief financial officer and acting general manager of information business. From 1993 to 1997, Mr. Bendekgey worked for Silicon Graphics, Inc. in Mountain View, California where he held a variety of positions in their legal group. Prior to his time at Silicon Graphics, he served as a partner at Graham & James (now Squire Sanders & Dempsey) where he specialized in intellectual property, corporate and commercial law and founded the firm’s Palo Alto office. Mr. Bendekgey graduated magna cum laude with a bachelor of arts degree from Kalamazoo College and received his J.D. from Stanford University.

Linda A. Fitzpatrick joined us in April 2001 as our senior vice president of human resources. Prior to joining us, Ms. Fitzpatrick served as senior advisor at Theravance, Inc. (formerly Advanced Medicine, Inc.) from 1998 to 2000 and vice president, human resources, corporate communications and operations at Gilead Sciences, Inc. from 1992 to 1998. Prior to her tenure at Gilead Sciences, Ms. Fitzpatrick served eight years at Genentech, Inc. where her positions included director, investor relations and director, compensation, benefits and systems. Ms. Fitzpatrick graduated with honors with a Bachelor of Science degree in sociology and psychology from San Francisco State University.

Michael D. Levy, M.D., F.F.P.M. joined us in November 2004, as our senior vice president, research and development. Dr. Levy comes to Nuvelo from Tularik Inc., where he served as vice president of development and chief medical officer from January 2001 until August 2004 (when Tularik Inc. was acquired by Amgen, Inc.). Dr. Levy worked for Amgen from August 2004 until November 2004 as vice president of development and site head for development for Amgen San Francisco. While at Tularik, Dr. Levy created and built a new development organization and directed the clinical development of seven novel drugs across three therapeutic areas: oncology, metabolic disease and inflammation/immunology. Prior to joining Tularik, Dr. Levy spent 12 years at Glaxo SmithKline Inc., or GSK, in Canada, where he held several positions including his final role as senior vice president of R&D and chief medical officer. While at GSK, he had dual responsibilities for supporting global drug development and the Canadian commercial business. Dr. Levy earned his B.A., M.A. and medical degrees at Cambridge University, U.K. He undertook his surgical residency at the Mayo Clinic and received the distinction of being elected a Fellow of the Faculty of Pharmaceutical Medicine of the Royal College of Physicians.

Gary S. Titus, C.P.A. joined us in January 2003 as senior director of finance and was promoted to the position of vice president finance and chief accounting officer in July 2004. Mr. Titus brings 18 years of financial management experience to Nuvelo. Prior to Nuvelo, he served as a senior director of finance at emerging life science companies including Metabolex, Inc. from January 2002 to January 2003 and IntraBiotics Pharmaceuticals, Inc. from January 2000 to January 2002. In addition, he held a variety of financial management positions at Johnson & Johnson from August 1997 to January 2000. Mr. Titus is a certified public accountant and has a bachelor’s degree in finance from the University of Florida and a bachelor’s degree in accounting from the University of South Florida.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued by us for the three fiscal years ended December 31, 2004, to or on behalf of our Chief Executive Officer, our four other most highly compensated executive officers, and one individual who would have been one of the most highly compensated executive officers but for the fact that he was not serving as an executive officer of the Company at the end of 2004 (collectively referred to as our “named executive officers”).

Summary Compensation Table

		Annual Compensation (USD$)			Long Term Compensation	All Other Compensation (USD$)
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	Securities Underlying Options(2)
Ted W. Love, M.D.(3) President and Chief Executive Officer	2004 2003 2002	596,000 583,583 535,000	— — —	— 26,500 —	500,000 133,332 66,666	2,291,979 — —

Lee Bendekgey, J.D.(4) Senior Vice President, Chief Financial Officer and General Counsel	2004 2003 2002	153,958 — —	— — —	— — —	125,000 — —	— — —

Linda A. Fitzpatrick(5) Senior Vice President of Human Resources and Corporate Communications	2004 2003 2002	240,000 218,334 200,000	— — —	— 8,333 —	125,000 50,000 24,999	— — —

Michael D. Levy, M.D., F.F.P.M.(6) Senior Vice President of Research and Development	2004 2003 2002	39,531 — —	15,000 — —	— — —	175,000 — —	— — —

Gary S. Titus, C.P.A.(7) Vice President of Finance and Chief Accounting Officer	2004 2003 2002	192,646 169,896 —	— — —	— — —	65,000 19,999 —	3,517 — —

Peter S. Garcia, M.B.A.(8) Former Senior Vice President and Chief Financial Officer	2004 2003 2002	298,590 272,916 250,000	— 166,275 —	28,346 12,500 —	160,000 50,000 25,000	— — —

(1)	Excludes perquisites and other personal benefits, securities or property aggregating less than $50,000 or 10% of the total annual salary and bonus reported for each named executive officer. Includes 2002 merit increase deferred and paid in 2003.
(2)	The securities underlying the options are shares of our common stock.

(3)	Dr. Love has served as our president since January 2001 and as chief executive officer and a director since March 2001. Salary and bonus information for the year 2004, 2003 and 2002 represents compensation paid since January 2004, 2003 and 2002, respectively. Other compensation received in 2004 reflects compensation paid to Dr. Love for Dr. Love’s forfeit of an option to purchase 50,000 shares of the Company’s common stock in accordance with the terms of Dr. Love’s employment agreement, as further discussed in this Proxy Statement in the section titled “Employment and Severance Agreements.”
(4)	Mr. Bendekgey joined us in July of 2004 as our senior vice president and general counsel, and also in July of 2004, Mr. Bendekgey became our chief financial officer. Salary and bonus information for the year 2004, 2003 and 2002 represents compensation paid since July 2004.
(5)	Ms. Fitzpatrick joined us in April 2001 as our senior vice president of human resources. Salary and bonus information for the year 2004, 2003 and 2002 represents compensation paid since January 2004, 2003 and 2002, respectively.
(6)	Dr. Levy joined us in November of 2004 as our senior vice president of research and development. Salary and bonus information for the year 2004, 2003 and 2002 represents compensation paid since November 2004.
(7)	Mr. Titus joined us in January of 2003 as our senior director of finance and was promoted to the position of vice president of finance and chief accounting officer in July of 2004. Salary and bonus information for the year 2004, 2003 and 2002 represents compensation paid since January 2004 and July 2003, respectively. Other compensation received in 2004 reflects compensation Mr. Titus received for the referral of two employees to the Company.
(8)	Mr. Garcia joined us in May 2001 as our senior vice president and chief financial officer. Salary and bonus information for the year 2004, 2003 and 2002 represents compensation paid since January 2004, 2003 and 2002, respectively. Mr. Garcia resigned from the Company in July of 2004.

During the periods indicated above, none of the named executive officers received any awards under any long-term incentive plan, and we do not have a pension plan.

Employment and Severance Agreements

Dr. Love’s Agreement

In January 2001, we entered into an employment agreement with Dr. Love. Pursuant to the agreement, we were obligated to pay Dr. Love an initial annual salary of $485,000. In addition, Dr. Love is entitled to participate in our management bonus pool, employee benefit plans maintained by us and in other benefits provided to our executive officers, including retirement and 401(k) plans, deferred compensation, medical and dental, annual vacation, paid holidays, sick leave and similar benefits.

In connection with Dr. Love’s employment agreement, we also granted Dr. Love options to purchase an aggregate of 166,666 shares of our common stock, including:

•	an option under our 1995 Stock Option Plan to purchase 10,613 shares at an exercise price of $37.69 per share, the fair market value of our common stock on the date of grant as determined under that plan, which shares become exercisable in four equal annual installments commencing one year after the date of grant; and

•	an option to purchase 156,053 shares at an exercise price of $37.50 per share, the closing price on the date of grant, of which 50,000 shares became exercisable immediately and the remainder become exercisable in four equal annual installments commencing one year after the date of grant.

In the event of termination of Dr. Love’s employment by us other than for cause or if there exists good reason for Dr. Love to terminate:

•	any options granted to Dr. Love in connection with his employment agreement or otherwise over the first four years of his employment, beginning January 11, 2001, will immediately become vested and exercisable;

•	Dr. Love’s right to exercise his options will be extended by eighteen months;

•	Dr. Love will immediately receive a lump sum payment equal to twelve months of his then-current base salary; and

•	Dr. Love’s health, disability and life insurance benefits and those for his family will continue for an additional twelve months.

For purposes of Dr. Love’s employment agreement, “good reason” includes events such as the material reduction of Dr. Love’s authority, duties, title or responsibilities, the material reduction of Dr. Love’s salary, and termination of Dr. Love’s employment within one year after a change of control. Dr. Love agreed that our merger with Variagenics, Inc. did not constitute a change of control for purposes of defining good reason.

For purposes of Dr. Love’s employment agreement, “change of control” means:

•	any event in which we sell, transfer or dispose of all or substantially all of our assets (or consummation of a similar transaction);

•	the dissolution or liquidation of Nuvelo; or

•	any merger, consolidation or transfer of securities of Nuvelo with, or into another corporation or entity, other than a merger, consolidation or transfer in which the holders of more than 50% of the shares of our capital stock immediately prior to such transaction continue to hold more than 50% of the total voting power of the surviving entity immediately after such transaction.

In the event of Dr. Love’s death, the benefits described above shall be paid to his heirs. In the event Dr. Love is disabled for at least six consecutive months while employed by us, we may terminate Dr. Love, but must pay him the benefits described above.

As provided by the terms of Dr. Love’s employment agreement, we entered into a loan agreement with Dr. Love, pursuant to which he could borrow up to $2.0 million from us. The loan agreement provided for interest on outstanding balances to accrue at the lowest applicable federal interest rate or such other higher rate of interest, if required, to constitute a market rate of interest as contemplated by the Rules and Regulations of the Financial Accounting Standards Board and the SEC. Interest accrued but was deferred and all interest and principal was due in January 2006. The employment agreement also provided that, at any time following his first year of employment but before the third anniversary of the beginning of his employment, so long as Dr. Love had not exercised his option to purchase 50,000 of the 166,666 shares described above in accordance with his employment agreement, Dr. Love could forfeit the option to purchase 50,000 shares in exchange for $2.0 million plus the accrued interest under the loan agreement, and then the loan would become immediately due and payable.

On July 8, 2002, pursuant to the loan agreement, we loaned Dr. Love $2.0 million to repay a pre-existing loan from Dr. Rathmann to Dr. Love that had been made on February 1, 2001 in the amount of $2.0 million. The $2.0 million payment was made directly to Dr. Love and was considered a loan from us to Dr. Love under the same terms and conditions as the $2.0 million loan provided for in Dr. Love’s employment agreement. In January 2004, in accordance with the terms of his employment agreement, Dr. Love forfeited the option to purchase 50,000 shares of our common stock in exchange for a payment from the Company of $2,291,979. Concurrently, Dr. Love repaid his loan to the Company in full, with interest, in the amount of $2,291,979.

Dr. Levy’s Agreement

On September 9, 2004, we entered into an employment agreement with Dr. Levy. Pursuant to the agreement, we were obligated to pay Dr. Levy an initial annual salary of $375,000, and a $15,000 hiring bonus, repayable to the Company if Dr. Levy voluntarily leaves the Company before the first anniversary of his employment. In addition, Dr. Levy is entitled to participate in our management bonus pool, employee benefit plans maintained by us and in other benefits provided to our executive officers, including 401(k) plans, medical, vision and dental, annual vacation, paid holidays, sick leave and similar benefits.

In connection with Dr. Levy’s employment agreement, we also granted Dr. Levy an option under our 2004 Equity Incentive Plan to purchase 175,000 shares of our common stock at an exercise price equal to $9.83, the approximate fair market value of our common stock on the date of his first day of employment. One fourth of Dr. Levy’s shares become exercisable one year after the first day of his employment, while the remainder vest monthly in equal installments during a period of three years commencing on the first anniversary of the first day of his employment.

In the event of termination of Dr. Levy’s employment by us other than for cause:

•	Dr. Levy will receive twelve months of his then-current base salary and any accrued bonus to which he is entitled;

•	any options granted to Dr. Levy will continue to vest during the 12 month period of his salary extension; and

•	Dr. Levy’s health benefits will continue for an additional twelve months.

In the event that Dr. Levy’s position is either eliminated or deemed not to be equivalent as a result of a change in control, Dr. Levy is entitled to receive:

•	the fully vesting and exercisability of his granted options as of the effective date of the change in control, subject to a single trigger stock acceleration provision agreed upon by the Board;

•	Dr. Levy will receive twelve months of his then-current base salary and any accrued bonus to which he is entitled; and

•	Dr. Levy’s health benefits will continue for an additional twelve months.

1995 Stock Option Plan

All options granted under our 1995 Stock Option Plan, as amended, and our Directors Plan become immediately exercisable in the event of a change of control (as defined in that plan). “Change of Control” under these plans means:

•	an acquisition by any entity or group of beneficial ownership of more than 50% of our outstanding securities entitled to vote for the election of directors, or voting securities;

•	the commencement by an entity or group of a tender offer (other than by us or one of our subsidiaries) for more than 50% of our outstanding voting securities;

•	a merger or consolidation in which the holders of our outstanding voting securities immediately prior to the merger hold less than 50% of the outstanding voting securities of the surviving or resulting corporation;

•	a transfer of all or substantially all of our assets other than to an entity of which we hold at least 80% of the voting securities; and

•	the election of the lesser of three directors or directors constituting a majority of our Board of Directors without the approval of the incumbent Board of Directors.

Our Board of Directors adopted a resolution providing that our merger with Variagenics did not constitute a change of control under these stock option plans.

2002 Equity Incentive Plan

In the event of an “acquisition” under our 2002 Equity Incentive Plan, the vesting of all options and restricted stock awards outstanding under the 2002 Plan will be accelerated and such awards will be fully exercisable. For purposes of the 2002 Plan, the term “acquisition” means:

•	the acquisition by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of more than 50% of our outstanding voting securities;

•	the effective time of (1) a merger or consolidation of us with one or more corporations as a result of which the holders of our outstanding voting securities immediately prior to such merger hold less than 50% of the voting securities of the surviving or resulting corporation, or (2) a transfer of substantially all of our property or assets other than to an entity of which we own at least 50% of the voting securities; or

•	the election to our Board of Directors, without the recommendation or approval of the incumbent Board of Directors, of directors constituting a majority of the number of our directors then in office.

2004 Equity Incentive Plan

The 2004 Equity Incentive Plan, or 2004 Plan, defines a “Change in Control” of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of the Company, its successor or the corporation to which the assets of the Company were transferred:

•	a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock;

•	a merger or consolidation in which the Company is a party;

•	the sale, exchange or transfer of all or substantially all of the assets of the Company; or

•	a liquidation or dissolution of the Company.

If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume all outstanding awards or substitute new awards having an equivalent value. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume all outstanding awards or substitute new awards having an equivalent value.

In the event of a Change in Control and the outstanding stock options and stock appreciation rights are not assumed or replaced, then all unexercisable, unvested or unpaid portions of such outstanding awards will become immediately exercisable, vested and payable in full immediately prior to the date of the Change in Control.

In the event of a Change in Control, the lapsing of all vesting conditions and restrictions on any shares subject to any restricted stock award, restricted stock unit and performance award held by a participant whose service with the Company has not terminated prior to the Change in Control shall be accelerated effective as of the date of the Change in Control. For this purpose, the value of outstanding performance awards will be determined and paid on the basis of the greater of (i) the degree of attainment of the applicable performance goals prior to the date of the Change in Control or (ii) 100% of the pre-established performance goal target.

Any award not assumed, replaced or exercised prior to the Change in Control will terminate. The 2004 Plan authorizes the Committee, in its discretion, to provide for different treatment of any award, as may be specified in such award’s written agreement, which may provide for acceleration of the vesting or settlement of any award, or provide for longer periods of exercisability, upon a Change in Control.

Executive Change in Control and Severance Benefit Plan

Our Board of Directors approved an Executive Change in Control and Severance Benefit Plan, or the Severance Plan, in December 2004. The plan provides for the payment of severance benefits and/or change in control benefits to our eligible employees. All of our employees at the level of Vice President or above have been designated by our Board as participants in the Severance Plan. Our Board may designate additional individuals as participants.

The Severance Plan describes a “Change in Control” in Nuvelo as any one of the following events:

•	a sale or other disposition of all or substantially all of the assets of the Company;

•	a merger, consolidation or similar transaction involving Nuvelo where, immediately after the transaction, the stockholders of Nuvelo immediately prior to the transaction do not directly or indirectly own, voting securities representing at least 50% of the combined outstanding voting power of the surviving entity;

•	any person, entity or group becomes the beneficial owner of securities of Nuvelo representing at least 50% of the combined voting power of Nuvelo’s then-outstanding securities, other than by virtue of a merger, consolidation or similar transaction; or

•	the individuals who, at the beginning of any period of two years or less, constituted the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by the vote of at least a majority of the directors then still in office who were directors at the beginning of the two year period.

If a Change in Control occurs, all Nuvelo stock options and stock awards held by a Severance Plan participant will become fully vested.

The Nuvelo stock options and stock awards held by a Severance Plan participant will also become fully vested if the participant is terminated without cause or constructively terminated within one month preceding our change in control. In addition, if a participant is terminated without cause or constructively terminated one month before or one year after a Change in Control, he or she will also be entitled to cash severance and benefits as follows:

•	payment equivalent to twelve months salary, paid over a twelve month period;

•	payment equal to the highest cash bonus received by the individual in the preceding three year period; and

•	continued medical benefits.

In addition, if a participant is terminated without cause or constructively terminated outside the context of a Change in Control, he or she will be entitled to 12 months of vesting of all stock options and stock awards held by him or her, and cash severance and benefits as follows:

•	payment equivalent to twelve months salary, paid over a twelve month period; and

•	continued medical benefits.

For the purposes of the Severance Plan, “constructive termination” includes a material diminution in authority, position or responsibilities, a reduction in base salary, a change in the business location of more than 35 miles, a material breach by Nuvelo of any provisions of the Severance Plan or any enforceable written agreement between Nuvelo and the participant, or any failure by Nuvelo to obtain assumption of the Plan by a successor. “Cause” includes a refusal or failure to follow the directions of the Board or individual to whom the participant reports, failure to perform duties in a satisfactory manner or crimes involving moral turpitude, fraud, or dishonesty.

Option Grants in 2004

We granted options to our executive officers under our 2004 Equity Incentive Plan. The following tables show for the fiscal year ended December 31, 2004, certain information regarding options granted to, exercised by, and held at year end by our named executive officers:

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in 2004	Exercise of Base Price($/Sh)(1)	Expiration Date
Name					5%($)	10%($)
Ted W. Love, M.D.	500,000	18.0	10.18	5/7/2014	3,199,502	8,108,164
Lee Bendekgey, J.D.	125,000	4.5	8.41	7/11/2014	660,897	1,674,710
Linda A. Fitzpatrick	125,000	4.5	10.18	5/7/2014	799,875	2,027,041
Michael D. Levy, M.D., F.F.P.M.	175,000	6.3	9.83	11/22/2014	1,081,482	2,740,470
Gary S. Titus, C.P.A.	25,000 40,000	0.9 1.4	9.21 9.67	6/1/2014 9/14/2014	144,803 243,257	366,959 616,460
Peter S. Garcia, M.B.A.	160,000	5.8	10.18	10/29/2005	121,859	246,532

(1)	All options have a per share exercise price equal to the fair market value of our common stock on the date of grant. These options have a 4-year vesting period with a vesting rate of 25.0% on the first anniversary of the date of grant and 2.1% monthly thereafter.
(2)	Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a five-percent annual rate of appreciation in our common stock over the ten-year term of the option, and (ii) for the 10% column, a ten-percent annual rate of appreciation in our common stock over the ten-year term of the option, in each case without discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on SEC rules and do not reflect Nuvelo’s projection or estimate of future stock price growth.

Aggregate Option Exercises in 2004; 2004 Year-End Option Values

The following tables show for the fiscal year ended December 31, 2004, certain information regarding options exercised by, and held at year end by our named executive officers:

			Option Values at December 31, 2004
	Shares Acquired at Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)(1)		Value of Unexercised In-The-Money Options at Fiscal Year End($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Ted W. Love, M.D.	—	—	261,329	580,335	362,091	462,900
Lee Bendekgey, J.D.	—	—	—	125,000	—	180,000
Linda A. Fitzpatrick	—	—	94,345	163,987	135,793	173,579
Michael D. Levy, M.D., F.F.P.M.	—	—	—	175,000	—	3,500
Gary S. Titus, C.P.A.	—	—	15,132	69,867	69,135	94,159
Peter S. Garcia, M.B.A.	—	—	179,871	—	296,167	—

(1)	The securities underlying the options are shares of our common stock.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2004 for all of our equity compensation plans:

Plan Category	No. of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	No. of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	4,560,616	$18.03	3,760,298
Equity compensation plans not approved by security holders(1)	206,053	$35.04	—
Total	4,766,669	$18.77	3,760,298

(1)	Consists of options granted to certain officers of the company described below which are not required to be and have not been approved by our stockholders.

Non-Stockholder Approved Equity Arrangements

In 2001, we granted options to purchase shares of common stock to certain of our officers in connection with and as an inducement to their commencement of employment with us. Specifically, on January 11, 2001, we granted an option to purchase 156,053 shares of common stock at an exercise price of $37.50 per share to Ted Love, our President and Chief Executive Officer, of which 106,053 are outstanding as of December 31, 2004. On April 24, 2001, we granted an option to purchase 50,000 shares of common stock at an exercise price of $29.87 per share to Linda Fitzpatrick, our Senior Vice President of Human Resources, which are all outstanding as of December 31, 2004. On May 1, 2001, we granted an option to purchase 66,666 shares of common stock at an exercise price of $35.00 per share to Peter Garcia, our ex-Senior Vice President and Chief Financial Officer, of which 50,000 are outstanding as of December 31, 2004.

The option exercise prices for these option grants are equal to the closing sales price for our common stock on the last trading day prior to the date of grant. These options vest in cumulative annual installments of 25%. In the event of a change of control, all of these options will become 100% vested and exercisable immediately. Each of these options has a 10-year term. These options may be exercised for 30 days following an officer’s termination of employment (or one year in the event an officer’s employment is terminated as a result of his or her death or disability, and one year in the case of Peter Garcia’s options). These options are not required to be and have not been approved by our stockholders.

Compensation Committee Interlocks and Insider Participation

On January 1, 2004 through February 3, 2004, the Compensation Committee consisted of Dr. Philippe O. Chambon, Mr. Thomas N. McCarter and Dr. Rathmann. From February 3, 2004 up until March 19, 2004, the Compensation Committee consisted of Dr. Chambon, Mr. Zubrow and Dr. Rathmann. From March 19, 2004 up through September 13, 2004, the Compensation Committee consisted of Dr. Chambon, Mr. Perry and Mr. Zubrow. From September 13, 2004 through the end of the 2004 fiscal year, the Compensation Committee consisted of Mr. Perry and Mr. Zubrow. None of Dr. Chambon, Mr. McCarter, Mr. Zubrow or Mr. Perry (i) was formerly an officer or employee of us, (ii) was formerly an officer of us or any of our subsidiaries, or (iii) engaged in any transactions described under the heading “Certain Transactions.” Dr. Rathmann has been our chairman since February 2002. Dr. Rathmann was our chief executive officer from May 2000 to March 2001. Dr. Rathmann was our president from May 2000 to January 2001. Dr. Rathmann had been the chairman, chief executive officer and president of our majority-owned subsidiary Callida Genomics since October 2001, until our divestiture of Callida on December 3, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dr. Rathmann, the Company’s Chairman, provided a $20.0 million line of credit in August 2001, of which $11.0 million was drawn down, with the remaining $9.0 million having expired. The related promissory note bears interest at the prime rate plus 1%. In November 2003, the Company began repaying the outstanding balance over 48 months with equal monthly principal payments of approximately $0.2 million. Accrued interest will be paid with the final payment in October 2007. The remaining principal and accrued interest to date totaled approximately $9.2 million as of December 31, 2004, and the interest rate on the note was 6.25%. The outstanding principal and interest under the note may be repaid at any time upon mutual agreement, by conversion into shares of the Company’s common stock at a price based upon the average stock price over a 20-day period ending 2 days prior to the conversion or, if in connection with an equity financing, at the offering price. As of December 31, 2004, 907,113 shares would be issuable to fully repay the principal and interest outstanding upon conversion. A $4.0 million letter of credit issued to the Irvine Company related to the 985 Almanor facility lease that was guaranteed and collateralized by Dr. Rathmann was canceled and replaced in September 2004 by a letter of credit collateralized by the Company’s $4.0 million revolving credit line with Silicon Valley Bank. Dr. Rathmann’s guarantee of the Company’s $2.6 million promissory note to AMB Property, LP was canceled upon repayment of this note in December 2004.

COMPENSATION COMMITTEE REPORT

The current Compensation Committee is comprised of Mr. Perry, as chairperson, who joined the Committee in March 2004, and Mr. Zubrow, who joined the Committee in February 2004. The Compensation Committee consisted of Dr. Philippe O. Chambon, Mr. Thomas N. McCarter and Dr. Rathmann from January 1, 2004 through February 3, 2004. From February 3, 2004 up until March 19, 2004, the Compensation Committee consisted of Dr. Chambon, Mr. Zubrow and Dr. Rathmann. From March 19, 2004 up through September 13, 2004, the Compensation Committee consisted of Dr. Chambon, Mr. Perry and Mr. Zubrow. From September 13, 2004 through the end of the 2004 fiscal year, the Compensation Committee consisted of Mr. Perry and Mr. Zubrow. The Compensation Committee’s responsibilities under its charter include recommending to the Board the compensation for our executive officers, grants of stock options to our employees, and administering our stock option and employee stock purchase plans. The Compensation Committee bases its decisions on our executive compensation philosophy, which seeks to relate salaries, bonuses and stock option awards to our success in meeting annual and long-term performance goals, to reward individual achievement and to attract and retain qualified executives.

Salaries

Our Compensation Committee reviews the salaries of our executive officers on an annual basis. In 2004, the Committee used a variety of survey materials to evaluate the salaries of our executive officers with other executive officers in our industry, and hired a compensation consultant to assist the Committee in its evaluation of executive officer salaries.

In an effort to attract executive officers with experience that we believe is necessary for our development as a biopharmaceutical company, we set executive officer salaries to be competitive in attracting and retaining top talent. Annually, salary increases are determined by the Committee after an analysis of our achievement of corporate goals and an evaluation of the individual’s achievement of personal goals. Particular emphasis is placed on the individual executive officer’s level of responsibility for and role in meeting our strategic, technological and financial objectives. Because of our stage of development, the Committee has not used either profitability or the market value of our stock as a significant factor in consideration for setting executive officer salaries.

Bonuses

In 2004, the Committee established a bonus plan for the Company’s executive officers and other senior management employees, with eligible employees receiving bonuses for the first time in 2005. The Committee determines and approves executive officer bonuses based upon pre-established corporate and individual goals achieved. We inform the Committee of the bonuses granted by the Company to other senior management under the plan. The Committee determines the amount of the bonus for each of our executive officers, with advice from our management. The Committee makes its determinations based upon the Company’s accomplishment of its corporate goals and the individual’s accomplishment of individual goals compared to (but not restricted to) a list of goals previously approved by management and the Committee. The Committee also considers general business and economic factors relating to us in recommending the size of the bonus pool and adjusts bonuses based on those factors as well.

In March 2005, the Committee approved and adopted a list of corporate goals, the accomplishment of which will be used to determine the amount of any management bonuses to be paid with respect to the 2005 fiscal year. The goals are weighted and are based on internal targets, which are divided into three main categories, as follows: product advancement opportunities are weighted 55%, financial position targets are weighted 30% and general corporate goals are weighted 15%. For the 2005 fiscal year, the target bonus payment for our executive officers at the senior vice president level and above will be 25% of their base salaries, and for executive officers at the vice president level will be 20% of their base salaries. The target payment can be increased or decreased based on individual performance and achievement of corporate goals.

Stock Options

Stock option awards are intended to align the interests of executive officers with the interests of the stockholders in our long-term performance. Stock option awards are granted for the purposes of executive officer retention and to reward performance. The Committee developed guidelines for executive officer stock option awards, in consultation with our management. The guidelines are based upon:

•	analysis of long-term incentive awards based on each individual executive officer’s position;

•	responsibilities, performance and contribution to the achievement of our long-term goals; and

•	competitive stock option data from other biotechnology companies.

In addition, the Committee reviews the equity position of all executive officers on an annual basis and awards stock options to executive officers periodically.

In March 2005, the Committee approved the amendment of the form of Stock Option Agreement for our executive officers to provide that the period of exercisability of the stock option following termination of employment with us will begin to run upon the expiration of any lock-up agreement that the executive officer has entered into to facilitate a Company transaction, rather than upon termination of employment.

Chief Executive Officer’s Compensation

The Committee evaluated Dr. Love’s salary based upon survey information for other chief executive officers and with the assistance of a compensation consultant. Dr. Love’s annual base salary is $596,000. Dr. Love’s salary and stock option grants take into account our success in meeting our strategic, technological and financial objectives and his success in meeting personal objectives set by the Board. Stock options have been granted to Dr. Love to reward performance and for retention purposes.

Dr. Love did not receive a bonus in 2004.

In 2004, in accordance with the terms of his original employment agreement, Dr. Love forfeited an option to purchase 50,000 shares of the Company’s common stock in exchange for $2,291,979, as further discussed in the section titled “Employment and Severance Agreements” in this Proxy Statement.

Because of our stage of development, we have not used either profitability or the market value of our stock as significant factors to be considered in setting Chief Executive Officer compensation.

Internal Revenue Code Section 162(m)

Under Section 162(m) of the Internal Revenue Code, the amount of compensation paid to certain executive officers that is deductible with respect to our corporate taxes is limited to $1,000,000 annually. It is the current policy of the Committee to maximize, to the extent reasonably possible, our ability to obtain a corporate tax deduction for compensation paid to our executive officers to the extent consistent with the best interests of our Company and our stockholders.

COMPENSATION COMMITTEE

Mark L. Perry, J.D., Chairperson1

Barry L. Zubrow, J.D., M.B.A.2

(1)	A member since March 19, 2004
(2)	A member since February 3, 2004

The Compensation Committee report on executive officer compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts.

AUDIT COMMITTEE REPORT

Our Audit Committee was established on March 4, 1997, adopted its original Audit Committee charter on August 2, 2000, and adopted its current Audit Committee charter on March 23, 2005. The Audit Committee consisted of Mr. Thomas N. McCarter as Chairman, Mr. Perry and Mr. Martin A. Vogelbaum from January 1, 2004 up until February 3, 2004. On February 3, 2004 through the end of 2004, the Audit Committee consisted of Mr. Zubrow as the Chairperson, Mr. Perry and Mr. Vogelbaum. Mr. Vogelbaum resigned from the Board on February 10, 2005. From February 10, 2005 through March 23, 2005, the Audit Committee consisted of Mr. Perry and Mr. Zubrow. Mr. Zubrow, as the chairperson, Dr. Sobel and Mr. Perry presently serve on the Audit Committee. All three current Committee members are “independent” directors, as determined in accordance with Rule 10A-3(b)(1) of the Exchange Act and the current rules of the National Association of Securities Dealers’ listing standards. Mr. Perry is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting. The independent registered public accounting firm has free access to the Committee to discuss any matters is deems appropriate. The Committee’s responsibility is to monitor and oversee these processes. The following is the Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2004.

The Audit Committee met seven times during 2004 and has:

•	reviewed and discussed our Company’s audited financial statements with management and the independent registered public accounting firm;

•	discussed with KPMG LLP, our Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented;

•	received from KPMG LLP the written disclosures and the letter regarding their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed the registered public accounting firm’ independence with them; and

•	considered whether the independent auditor’s provision of non-audit services to our Company is compatible with maintaining the auditor’s independence, and concluded that such independence has not been impaired.

In addition, based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

AUDIT COMMITTEE

Barry L. Zubrow, J.D., M.B.A. Chairperson1

Mark L. Perry, J.D.2

Dr. Burton E. Sobel, M.D.3

(1)	A member since February 3, 2004
(2)	A member since December 10, 2003
(3)	A member since March 23, 2005

The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts.

STOCK PERFORMANCE GRAPH

The following graph compares the annual percentage change in our cumulative total stockholder return on our common stock, for the period from January 1, 1999 through December 31, 2004, with the comparable return of three indexes: NASDAQ US, NASDAQ BIOTECH and the American Stock Exchange Biotech Index. We have not paid any dividends on our common stock, and no dividends are included in the representation of our performance. The graph assumes you invested $100 in our common stock and in each of the indices on December 31, 1998. The stock price performance on the graph below is not necessarily indicative of future price performance.

December 2004

		1999	2000	2001	2002	2003	2004
NUVELO INC	Return % Cum $	100.00	-15.44 84.56	-46.28 45.42	-88.73 5.12	302.28 20.59	-6.20 19.32
Amex Biotechnology	Return % Cum $	100.00	62.08 162.08	-8.47 148.35	-41.76 86.40	44.92 125.21	11.08 139.08
NASDAQ Biotech	Return % Cum $	100.00	22.98 122.98	-16.20 103.05	-45.32 56.35	45.74 82.12	6.11 87.14
NASDAQ Composite—Total Returns	Return % Cum $	100.00	-39.18 60.82	-20.79 48.18	-31.24 33.13	50.79 49.95	9.16 54.53

At December 31, 2004, the closing price of our common stock was $9.85 per share.

The stock performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

OTHER INFORMATION

Other Matters at the Meeting

We do not know of any matters to be presented at the annual meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the annual meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

Annual Report on Form 10-K; Available Information

We have filed with the SEC an Annual Report on Form 10-K. Each stockholder receiving this Proxy Statement will also be provided with a copy of our Annual Report to Stockholders. We will provide without charge a copy of our Nuvelo, Inc. Employee Stock Purchase Plan and/or our Annual Report on Form 10-K upon written request to our Secretary. Copies of exhibits to our Annual Report on Form 10-K are available from us upon reimbursement of our reasonable costs in providing these documents and written request to our Secretary. Please address requests for these documents to: Secretary, Nuvelo, Inc., 675 Almanor Avenue, Sunnyvale, California 94085. Our filings with the SEC may be inspected at the offices of the Securities and Exchange Commission located in Washington, D.C. Documents filed electronically with the Securities and Exchange Commission may also be accessed through the website maintained by it at: www.sec.gov.

Stockholder Proposals for 2006 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be so included for the 2006 Annual Meeting, stockholder proposals must comply with the requirements of Rule 14a-8 and must be received by us no later than January 24, 2006, unless the meeting date is before April 24, 2006 or after June 23, 2006, in which case a reasonable time before we begin to print and mail our proxy materials. In addition, our By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by our Secretary not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2006 Annual Meeting, such a proposal must be received by us after February 23, 2006 but no later than March 27, 2006. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, we need not present the proposal for a vote at such meeting. Stockholders should also review a copy of the Company’s By-laws for additional notice and informational requirements required to be included in a stockholder proposal or nomination to receive consideration by the Company.

By order of the Board of Directors

Dr. George B. Rathmann

Chairman of the Board of Directors

Sunnyvale, California

April 15, 2005

APPENDIX A

AUDIT COMMITTEE CHARTER

of the Audit Committee

of Nuvelo Inc.

This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Nuvelo Inc. (the “Company”) on December 10, 2003, and amended on March 23, 2005, and supercedes the previous Audit Committee Charter adopted on February 6, 2001.

I.	Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement. The Committee shall also be designated as the Company’s Qualified Legal Compliance Committee (the “QLCC”) within the meaning of Rule 205.2(k) of Title 17, Chapter II of the Code of Federal Regulations (the “Rules of Professional Conduct”).

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

The Committee’s responsibility is limited to oversight. Although the Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations. These are the responsibilities of management and the independent auditor.

Further, auditing literature, particularly Statement on Auditing Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.	Membership

The Committee shall consist of at least three members of the Board. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. At least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC. In addition, each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. In the event of a vacancy on the Committee, or in the event a Committee member ceases to satisfy the applicable independence requirements, Committee membership may temporarily consist of less than three members, or of less than three independent members, pursuant to and during the applicable cure periods permitted by the Nasdaq Stock Market.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

III.	Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. A quorum of the Committee shall consist of a majority of the members of the Committee in office at the time of any meeting and the vote of a majority of the members of the Committee present at the time of a vote, if a quorum is present at that time, shall be the act of the Committee. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least four times during each fiscal year and more frequently as the Committee deems desirable, with at least one meeting being in person. The Committee shall meet separately, periodically, with management and with the independent auditor.

The Committee shall maintain written minutes or other records of its meeting and activities. Minutes shall be distributed to each member of the Committee. The Secretary of the Company shall retain the original signed minutes for filing with the corporate records of the Company.

The Chair of the Committee shall report to the Board following meetings of the Committee and as otherwise requested by the Board.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the listed issuer, (ii) compensation to any advisors employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Powers and Responsibilities

Interaction with the Independent Auditor

1. Appointment and Oversight.    The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2. Pre-Approval of Services.    Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate the Chair of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Chair is unavailable, the remaining members of the Committee have the authority to grant pre-approvals by their unanimous agreement. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3. Independence of Independent Auditor.    The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

(ii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iii) The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

(iv) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company are compatible with maintaining the independence of the independent auditor.

(v) The Committee shall consider and, if deemed appropriate, adopt a policy regarding Committee pre-approval of employment by the Company of individuals employed or formerly employed by the Company’s auditors and engaged on the Company’s account.

Annual Financial Statements and Annual Audit

4. Meetings with Management and the Independent Auditor.

(i) The Committee shall meet with management and the independent auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed, including any special audit steps taken in the event of material control deficiencies, responsibilities, budget and the staffing of the internal audit Function, if any and review of the appointment or replacement of the senior internal audit executive or manager, if any.

(ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor.

5. Separate Meetings with the Independent Auditor.

(i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6. Recommendation to Include Financial Statements in Annual Report.    The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7. Meetings with Management and the Independent Auditor.    The Committee shall review and discuss the quarterly financial statements with management and the independent auditor.

Management’s Discussion and Analysis

8. Management’s Discussion and Analysis.    The Committee shall review with management and the auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

Earnings Releases

9. Earnings Releases.    The Committee shall review with management and the auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The chair of the Committee may represent the entire Committee for purposes of this discussion.

Internal Investigations

10. Initiating of Internal Investigations.    The Committee shall have authority to initiate investigations, to provide notices, including notices to the Securities and Exchange Commission, to retain experts, to recommend that the Company implement remedial or other appropriate actions and otherwise to carry out its responsibilities as a QLCC. The Committee shall promptly notify the whole Board at such time as the Committee, acting as a QLCC, initiates any of the preceding actions.

Other Powers and Responsibilities

11. The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.

12. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process or accounting policies.

13. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

14. The Committee shall request assurances from management and the independent auditor that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

15. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

16. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

17. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.

18. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor or any other matter the Committee determines is necessary or advisable to report to the Board.

19. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

20. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

21. The Committee shall adopt written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation under Rule 205.3 of the Rules of Professional Conduct. The Committee shall carry out the responsibilities of a QLCC as set forth in the Rules of Professional Conduct.

APPENDIX B

NUVELO, INC.

EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE

The purpose of the Nuvelo, Inc. Employee Stock Purchase Plan is to provide eligible Employees of Nuvelo, Inc. and its Affiliates with an opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock of the Company on a payroll deduction basis. It is believed that participation in the ownership of the Company will be to the mutual benefit of the eligible Employees and the Company. It is intended that this Plan shall constitute an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423.

2.	DEFINITIONS

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Plan, have the following meanings. Wherever appropriate, words used in the singular shall be deemed to include the plural and vice versa, and the masculine gender shall be deemed to include the feminine gender.

(a) Account means the funds accumulated with respect to an Employee as a result of deductions from his paycheck for the purpose of purchasing Common Stock under the Plan. The funds allocated to an Employee’s Account shall remain the property of the Employee at all times prior to the purchase of the Common Stock, but may be commingled with the assets of the Company and used for general corporate purposes. No interest shall be paid or accrued on any funds accumulated in the Accounts of Employees.

(b) Affiliate means a corporation, as defined in Section 424(f) of the Code, that is a parent or subsidiary of the Company, direct or indirect.

(c) Board means the Board of Directors of the Company.

(d) Code means the Internal Revenue Code of 1986, as amended.

(e) Committee means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected.

(f) Common Stock means the shares of common stock of the Company, $.001 par value.

(g) Company means Nuvelo, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of the Company.

(h) Compensation means the compensation paid to an Employee by the Company during a payroll period for federal income tax purposes, as reported on an Employee’s Form W-2 (or comparable reporting form) for income tax withholding purposes.

(i) Effective Date means the date the Plan is adopted by, and made effective by, the Board, subject to the limitations of Section 16.

(j) Employee means any person who is employed by the Company or an Affiliate on a regular full-time basis. A person shall be considered employed on a regular full-time basis if he is customarily employed for more than twenty (20) hours per week.

(k) Offering Date means the date on which the Committee grants Employees the option to purchase shares of Common Stock.

(l) Offering Period means the period between the Offering Date and the Purchase Date.

(m) Purchase Date means the date on which the Committee purchases the shares of Common Stock, which date shall be the last day of an Offering Period.

(n) Participant means an Employee who elects to participate in the Plan.

(o) Plan means the Nuvelo, Inc. Employee Stock Purchase Plan.

3.	ELIGIBILITY

All Employees of the Company and, if designated by the Board, any Affiliate, who are employed by the Company and/or such designated Affiliate shall be eligible to participate in the Plan on the first Offering Date coincident with, or following the Employee’s first day of employment.

4.	ADMINISTRATION

The Plan shall be administered by the Committee, which shall consist of not less than two (2) members of the Board. Subject to the provisions of the Plan, the Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, and application of the Plan shall be final, conclusive, and binding upon all Participants and any and all persons claiming under or through any Participant. Notwithstanding anything to the contrary in the Plan, the Committee shall have the discretion to modify the terms of the Plan with respect to Participants who reside outside of the United States or who are employed by a subsidiary of the Company that has been formed under the laws of any foreign country, if such modification is necessary in order to conform such terms to the requirements of local laws.

5.	STOCK

(a) The Common Stock to be sold to Participants under the Plan may, at the election of the Company, be either treasury shares, shares acquired on the open market, and/or shares originally issued for such purpose. The aggregate number of shares of Common Stock that shall be made available for purchase under the Plan shall not exceed five hundred thousand (500,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in subparagraph (b) below. In the event any purchase right granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto will again be available for purchase by Employees upon the exercise of purchase rights. If the total number of shares that otherwise would have been acquired under the Plan on any Purchase Date exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the Participants’ authorizations shall be reduced accordingly, or refunded to the Participants, as the case may be, and the Company shall give written notice of such reduction or refund to each affected Participant.

(b) Appropriate adjustments in the aggregate number of shares of Common Stock that shall be made available for purchase under the Plan shall be made to give effect to any mergers, consolidations, acquisitions, reorganizations, stock splits, stock dividends, or other relevant changes in the capitalization of the Company occurring after the Effective Date. The establishment of the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or otherwise transfer all or any part of its business or assets. Adjustments under this Section 5 shall be made in the sole discretion of the Committee, and its decision shall be binding and conclusive.

(c) A Participant shall not have any interest in shares covered by his authorized payroll deduction until shares of Common Stock are acquired for his Account.

6.	PARTICIPATION

(a) Each Employee may become a Participant in the Plan by authorizing a payroll deduction on a form provided by the Committee. Such authorization shall become effective on the Offering Date coincident with, or the next Offering Date following the delivery of the authorization form to the Committee, provided that the Employee is eligible under Section 3 to participate in the Plan on such Offering Date.

(b) At the time an Employee files his authorization for a payroll deduction, he shall elect to have deductions made from each paycheck that he receives, such deductions to continue until the Participant withdraws from the Plan or otherwise becomes ineligible to participate in the Plan. Authorized payroll deductions shall be for a minimum of one percent (1%) and a maximum of ten percent (10%) of the Participant’s Compensation. The deduction rate so authorized shall continue in effect through the Offering Period and each succeeding Offering Period. A Participant may increase the rate of his payroll deduction effective as of any subsequent Offering Date by filing a new authorization form with the Company fifteen (15) or more days prior to the next Offering Date. A Participant may, at any time during any Offering Period, reduce his rate of payroll deduction by filing a new authorization form with the Company, which shall become effective as soon as practicable after it is filed.

(c) All Compensation deductions made for a Participant shall be credited to his Account. Except as may otherwise be provided by the Committee under Section 4, a Participant may not make any separate cash payment into his Account.

7.	PURCHASE OF SHARES

(a) On the Offering Date when a Participant’s authorization form for a deduction becomes effective, and on each succeeding Offering Date thereafter, he shall be deemed to have been granted an option to purchase as many full shares of Common Stock as he will be able to purchase with the Compensation deductions credited to his Account during the payroll periods within the applicable Offering Period for which the Compensation deductions are made. In addition to the foregoing, any cash dividends paid on shares of Common Stock held in his Account shall be added to the Account, and used to purchase Common Stock as otherwise provided herein.

(b) The purchase price for the shares of Common Stock to be purchased with payroll deductions from the Participant shall be equal to the lesser of ninety-five percent (95%) (or such other amount as the Committee shall authorize, but in no event less than eighty-five percent (85%)) of (i) the “fair market value” of a share of Common Stock on the Offering Date or (ii) the “fair market value” of a share on the Purchase Date. Fair market value shall be defined as the closing bid price of the Common Stock on the largest national securities exchange on which such Common Stock is listed at the time the Common Stock is to be valued. If the Common Stock is not then listed on any such exchange, the fair market value shall be the closing sales price if such is reported or otherwise the mean between the closing “Bid” and the closing “Ask” prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) for the date of valuation, or if none, on the most recent trade date thirty (30) days or less prior to the date of valuation for which such quotations are reported. If the Common Stock is not then listed on any such exchange or quoted in NASDAQ, the fair market value shall be the mean between the average of the “Bid” and the average of the “Ask” prices, if any, as reported in the National Daily Quotation Service for the date of valuation, or, if none, for the most recent trade date thirty (30) days or less prior to the date of valuation for which such quotations are reported. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

8.	TIME OF PURCHASE

From time to time, the Committee shall grant to each Participant an option to purchase shares of Common Stock in an amount equal to the number of shares of Common Stock that the accumulated payroll deductions to be credited to his Account during the Offering Period may purchase at the applicable purchase price. Each

Offering Period shall be for a specified period of time to be fixed by the Committee and shall be for no less than one month and no more than twenty-seven (27) months’ duration. Each Participant who elects to purchase shares of Common Stock hereunder shall be deemed to have exercised his option automatically on such date of purchase. Administrative and commission costs on purchases shall be paid by the Company. The Committee shall cause to be delivered periodically to each Participant a statement showing the aggregate number of shares of Common Stock in his Account, the number of shares of Common Stock purchased for him in the preceding Offering Period, his aggregate Compensation deductions for the preceding Offering Period, the price per share paid for the shares of Common Stock purchased for him during the preceding Offering Period, and the amount of cash, if any, remaining in his Account at the end of the preceding Offering Period.

A Participant may request delivery to him of the cash in his Account or of the shares of Common Stock held in his Account at any time (subject to any limitations imposed by Section 16(b) of the Securities Exchange Act of 1934), and the delivery thereof shall be made at such regular time as the Company or its transfer agent shall determine. If such delivery is required at a time other than the normal transfer date set by the Company or its transfer agent, the Participant requesting such transfer shall pay the costs thereof. All of the cash deposits in his Account shall be paid to him promptly after receipt of notice of withdrawal, without interest. Shares of Common Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant or, if the Participant so directs in writing to the Committee, in the name of the Participant and such person(s) as may be designated by the Participant, to the extent permitted by applicable law, and delivered to the Participant as soon as practicable after the request for a withdrawal. If a Participant wishes to sell the shares of Common Stock in his Account, he may notify the Committee to sell the same, in lieu of a distribution of such shares, in which event all commission costs incurred in connection with the sale of the shares of Common Stock shall be borne by the Participant. The Company shall pay administrative costs associated therewith other than costs arising from a sale occurring at a time different from the prearranged dates set by the Company or its transfer agent for making such sales.

9.	CESSATION OF PARTICIPATION

A Participant may cease participation in the Plan at any time by notifying the Committee in writing of his intent to cease his participation. If such notice is received by the Committee the Company shall distribute to the Participant all of his accumulated payroll deductions, without interest. If any Participant ceases participation in the Plan, no further Compensation deductions shall be made on his behalf after the effective date of his cessation, except in accordance with a new authorization form filed with the Committee as provided in Section 6. Upon ceasing participation in the Plan, a Participant shall not be permitted to reenter the Plan until six (6) months have elapsed from the date his cessation becomes effective.

10.	INELIGIBILITY

An Employee must be employed by the Company or an Affiliate on the Purchase Date in order to participate in the purchase for that Offering Period. If an option expires without first having been exercised, all funds credited to the Participant’s Account shall be refunded without interest. If a Participant becomes ineligible to participate in the Plan at any time, all Compensation deductions made on behalf of the Participant that have not been used to purchase shares of Common Stock shall be paid to the Participant within sixty (60) days after the Committee determines that the Participant is not eligible to participate in the Plan.

11.	DESIGNATION OF BENEFICIARY

A Participant may file a written designation of a beneficiary who shall receive any shares of Common Stock (or remaining Compensation deductions) credited to the Participant’s Account under the Plan in the event of such Participant’s death prior to delivery to him of the certificates for such shares (or remaining Compensation deductions). The designation of a beneficiary may be changed by the Participant at any time by written notice given in accordance with rules and procedures established by the Committee. Upon the death of a Participant, and upon receipt by the Company of proof of the identity and existence, at the Participant’s death, of a beneficiary validly designated by him under the Plan, the Company shall deliver such shares of Common Stock (or remaining Compensation deductions) to such beneficiary. In the event of the death of the Participant, and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares (or remaining Compensation deductions) to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Company, in its sole discretion, may deliver such shares (or remaining Compensation deductions) to the Participant’s spouse or to any one or more dependents or relatives of the Participant, or to such other person or persons as the Company may designate on behalf of the estate of such deceased Participant.

12.	TRANSFERABILITY

Neither Compensation deductions nor Plan contributions credited to a Participant’s Account nor any rights with regard to Plan participation or the right to purchase shares of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution; provided, however, that shares of Common Stock purchased on behalf of a Participant and left in his Account shall be subject to his absolute control. Any attempted assignment, transfer, pledge, or other disposition shall be void and without effect.

13.	AMENDMENT OR TERMINATION

The Board may, without further action on the part of the stockholders of the Company, at any time amend the Plan in any respect, or terminate the Plan, except that it may not:

(a) Permit the sale of more shares of Common Stock than are authorized under Section 5;

(b) Change the class of Affiliates whose Employees are eligible to participate in the Plan; or

(c) Effect a change inconsistent with Section 423 of the Code or the regulations issued thereunder.

14.	NOTICES

All notices or other communications by a Participant under or in connection with the Plan shall be deemed to have been duly given when received in writing by the Chief Financial Officer of the Company or when received in the form specified by the Committee at the location and by the person designated by the Committee for the receipt thereof.

15.	LIMITATIONS

Notwithstanding any other provisions of the Plan:

(a) The Company intends that this Plan shall constitute an employee stock purchase plan within the meaning of Section 423 of the Code. Any provisions required to be included in the Plan under said Section, and under regulations issued thereunder, are hereby included as though set forth in the Plan at length.

(b) No Employee shall be entitled to participate in the Plan if, immediately after the grant of an option hereunder, the Employee would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or an Affiliate. For purposes of this Section 15, stock ownership shall be determined under the rules of Section 424(d) of the Code and stock that the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

(c) No Employee shall be permitted to purchase Common Stock hereunder if his right and option to purchase Common Stock under this Plan and under all other employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Affiliates would result in an entitlement to purchase Common Stock in any one (1) calendar year in excess of a fair market value of $25,000 (determined at the time of grant).

(d) All Employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock that may be purchased pursuant to the Plan shall bear a uniform relationship to an Employee’s Compensation. All rules and determinations of the Committee shall be uniformly and consistently applied to all persons in similar circumstances.

(e) Nothing in the Plan shall confer upon any Employee the right to continue in the employment of the Company or any Affiliate or affect the right that the Company or any Affiliate may have to terminate the employment of such Employee.

(f) No Participant shall have any right as a stockholder unless and until certificates for shares of Common Stock are issued to him or allocated to his Account.

(g) If under any provision of the Plan that requires a computation of the number of shares of Common Stock to be purchased, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

(h) The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his own affairs. A Participant, therefore, may sell shares of Common Stock purchased under the Plan at any time he chooses, subject to compliance with any applicable federal or state securities laws or any applicable Company restriction or blackout periods; provided, however, that because of certain federal tax requirements, each Participant shall agree, by entering the Plan:

(i) promptly to give the Company notice of any shares of Common Stock disposed of within two (2) years after the date of grant of the applicable option, or within one (1) year of the Purchase Date, and the number of such shares disposed of (a “disqualifying disposition”);

(ii) that the Company may withhold, pursuant to Code §§ 3102, 3301, and 3402, from his wages and other cash compensation paid to him in all payroll periods following in the same calendar year, any additional taxes the Company may become liable for in respect of amounts includable in his income as additional compensation as a result of a disqualifying disposition of Common Stock acquired under the Plan, or as a result of the acquisition of Common Stock under the Plan; and

(iii) that he shall repay the Company any amount of additional taxes the Company may become liable for in respect of amounts includable in his income as additional compensation as a result of a disqualifying disposition of Common Stock acquired under the Plan, or as a result of the acquisition of Common Stock under the Plan, that cannot be satisfied by withholding from the wages and other cash compensation paid to him by the Company.

(i) This Plan is intended to comply in all respects with applicable law and regulations, including with respect to Participants who are officers or directors for purposes of Section 16 of the Securities Exchange Act of 1934, as amended from time to time, Rule 16b-3 of the Securities and Exchange Commission. In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3), so as to further the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, and if required to comply with the rules promulgated thereunder, such Participants shall not be permitted to direct the sale of any Common Stock purchased hereunder until at least six (6) months have elapsed from the date of a purchase, unless the Committee determines that the sale of the Common Stock otherwise satisfies the then current Rule 16b-3 requirements.

16.	EFFECTIVE DATE AND APPROVALS

The Plan shall become effective at a time when:

(a) the Plan has been adopted by the Board; and

(b) a registration statement on Form S-8 under the Securities Act of 1933, as amended, has become effective with respect to the Plan; and

(c) the Committee has notified the eligible Employees that they may commence participation in the Plan; and

(d) the Plan is approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur within the period ending twelve (12) months after the date the Plan is adopted by the Board. In the event such stockholder approval is not obtained, the Plan shall terminate and have no further force or effect, and all amounts collected from the Participants during any initial Offering Period(s) hereunder shall be refunded.

Unless sooner terminated by the Board, or as set forth above, the Plan shall terminate upon the earlier of (i) the tenth (10th) anniversary of the adoption of the Plan by the Board, or (ii) the date on which all shares available for issuance under the Plan shall have been sold under the Plan.

17.	APPLICABLE LAW

All questions pertaining to the validity, construction, and administration of the Plan shall be determined in conformity with the laws of Delaware, to the extent not inconsistent with Section 423 of the Code and the regulations thereunder.

Adopted March 16, 1998, approved by the stockholders on May 18, 1998, amended effective May 23, 2000, approved by the stockholders on May 23, 2000, amended November 3, 2002, approved by the stockholders on January 28, 2003, amended and restated on December 14, 2004, amended and restated on March 23, 2005, approved by the stockholders on             .

This Proxy is Solicited on Behalf of the Board of Directors

Nuvelo, Inc.

2005 Annual Meeting of Stockholders

The undersigned hereby appoints Ted W. Love and Susan L. Meyer as proxies, with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of Nuvelo, Inc., a Delaware corporation, standing in the name of the undersigned with all powers which the undersigned would have if present at the Annual Meeting of Stockholders to be held on May 24, 2005, at 11:00 a.m. Pacific time and at any adjournment or adjournments thereof,

as fully and with the same force and effect as the undersigned might or could so act if personally present thereat, as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no selection is made, this proxy will be voted FOR proposals 1 through 3.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED

ENVELOPE. If you have any questions, call Lee Bendekgey at 408-215-4000.

Proposal 1: Election of Class III Directors

Nominees: Mary K. Pendergast

Dr. George B. Rathmann

Please mark your votes

as in this example.

(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above.)

VOTE FOR

all nominees listed

(except as marked to the contrary)

WITHHOLD AUTHORITY

to vote for all nominees

Proposal 2:Approval of amendment of Nuvelo, Inc. Employee Stock Purchase Plan to increase the shares reserved under it from 250,000 to 500,000

FOR

AGAINST

ABSTAIN

Proposal 3:Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year 2005

FOR

AGAINST

ABSTAIN

In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may

properly come before the 2005 Annual Meeting and at any

adjournment or postponement thereof, and for the election

of a person to serve as director if any of the above nominees are unable to serve.

I PLAN TO ATTEND THE MEETING

Number of Shares

Signature of Stockholder

Date

Signature of Stockholder

Date

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor,

administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Please Detach Here

You Must Detach This Portion of the Proxy Card

Before Returning it in the Enclosed Envelope